UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.)
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Bank of Commerce Holdings

(Name of Registrant as Specified in its Charter)
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Dear Shareholders:
At our 2009 Annual Meeting, we will ask you to:
•	Elect nine directors each to serve for a term of one year;

•	Amend and restate the corporate Bylaws Article III, Section 2 ‘Number and Qualification of directors’ to establish that the number of director positions shall consist of a range of not less than seven (7) and not more than thirteen(13) until changed by amendment.

•	Ratify the selection of Moss Adams, LLP as our independent public accountants for 2008;

•	Adopt a non-binding advisory resolution approving executive compensation; and

•	Transact any other business that may properly be presented at the Annual Meeting.
If you were a shareholder of record as of the close of business on March 31, 2009, you are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. This proxy statement and the accompanying form of proxy are being mailed to shareholders on or about April 7, 2009.
Whether or not you plan to attend, please grant a proxy to vote your shares in one of three ways: via telephone, fax or mail. Instructions regarding telephone voting are included on the proxy card. If you choose to vote by mail, please mark, sign and date the proxy card and return it in the enclosed envelope. Your proxy may be revoked at any time before it is exercised as explained in the proxy statement. Our transfer agent’s facsimile number is (908) 272-6835. Returning your proxy will not limit your rights to attend or vote at the Annual Meeting.
By Order of the Board of Directors,
/s/ David H. Scott
David H. Scott
Corporate Secretary, Bank of Commerce Holdings

Redding, California	Dated: April 7, 2009

Bank of Commerce Holdings
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	Tuesday, May 12, 2009

Time:	5:15 p.m.

Place:	Bank of Commerce — Redding
1951 Churn Creek Road
Redding, California 96002
Dear Shareholders:
At our 2009 Annual Meeting, we will ask you to:
•	Elect nine directors each to serve for a term of one year;

•	Amend and restate the corporate Bylaws Article III, Section 2 ‘Number and Qualification of directors’ to establish that the number of director positions shall consist of a range of not less than seven (7) and not more than thirteen(13) until changed by amendment.

•	Ratify the selection of Moss Adams, LLP as our independent public accountants for 2008;

•	Adopt a non-binding advisory resolution approving executive compensation; and

•	Transact any other business that may properly be presented at the Annual Meeting.
If you were a shareholder of record as of the close of business on March 31, 2009, you are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. This proxy statement and the accompanying form of proxy are being mailed to shareholders on or about April 7, 2009.
Whether or not you plan to attend, please grant a proxy to vote your shares in one of three ways: via telephone, fax or mail. Instructions regarding telephone voting are included on the proxy card. If you choose to vote by mail, please mark, sign and date the proxy card and return it in the enclosed envelope. Your proxy may be revoked at any time before it is exercised as explained in the proxy statement. Our transfer agent’s facsimile number is (908) 272-6835. Returning your proxy will not limit your rights to attend or vote at the Annual Meeting.
By Order of the Board of Directors,
/s/ David H. Scott
David H. Scott
Corporate Secretary, Bank of Commerce Holdings

Redding, California	Dated: April 7, 2009

Bank of Commerce Holdings

Table of Contents (continued)

Why did you send me this Proxy Statement?
The Board of Directors of Bank of Commerce Holdings is soliciting proxies from its stockholders to be used at the annual meeting of stockholders on Tuesday, May 12, 2009. This Proxy Statement summarizes the information you need to know to cast an informed vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. Instead you may simply complete, sign and return the enclosed proxy card, or use the convenient telephone or internet voting method as described in the proxy card.
Along with this Proxy Statement, we are also sending you our 2008 Annual Report on Form 10K.
Who is entitled to vote?
Shareholders of record at the close of business on March 31, 2009 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had 8,711,495 shares of Common Stock outstanding and entitled to vote.
What constitutes a quorum?
The presence in person or by proxy of the holders of a majority of the Company’s outstanding shares of Common Stock (“Common Stock”) constitutes a quorum for the transaction of business at the Annual Meeting. Abstentions and broker “non-votes” are each included in the determination of the number of shares present and voting for purposes of determining the presence of a quorum. A broker “non-vote” occurs when the nominee holding shares for a beneficial owner does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Abstentions will be included in the tabulations of the votes cast on proposals presented to the shareholders and therefore will have the effect of a negative vote. Broker “non-votes” will not be counted for purposes of determining the number of votes cast for a proposal.
How many votes do I have?
Each share of Bank of Commerce Holdings Common Stock that you owned as of the record date entitles you to one vote. The proxy card indicates the number of votes that you have.
How do I vote by proxy? Can I vote by telephone or internet?
Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign and date the enclosed proxy card and to return it promptly. You may also cast your votes by telephone or internet as indicated on the proxy card. Returning the proxy card will not affect your right to attend the Annual Meeting and vote. If you fill in your proxy card and send it to us in time to vote, your “proxy” (as appointed on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors as follows:
“For” the election of all nominees for Director
“For” the amendment and restatement of corporate bylaws
“For” the ratification of independent accountants
If any other matter is presented, your proxy will vote in accordance with the recommendation of the Board of Directors, or, if no recommendation is given, in accordance with his or her best judgment. At the time this Proxy Statement went to press, we knew of no matters that needed to be acted upon at the Annual Meeting, other than those discussed in this Proxy Statement.

How do I change my vote?
Only holders of record at the close of business on March 31, 2009 will be entitled to vote at the annual meeting. Whether or not you plan to attend the Annual Meeting, you may vote your shares via mail, telephone or internet. If you fill out and vote the proxy card, you may change your vote at any time before the vote is conducted at the Annual Meeting. You may notify the Company’s Corporate Secretary in writing before the Annual Meeting that you have revoked your proxy. You may also attend the Annual Meeting and vote in person.
What vote is required to approve each proposal?
Proposal 1: Elect nine directors
The nine nominees for director who receive the most votes will be elected. If you do not vote for a particular nominee, or you indicate “Withhold Authority” to vote for a particular nominee on your proxy card, your vote will not count “for” or “against” the nominee.
Proposal 2: Amend and restate the corporate Bylaws establishing the number of director positions to consist of a range of not less than seven (7) and not more than thirteen (13) until changed by amendment. A vote of a majority of the Company’s outstanding shares of Common Stock will be required to adopt this resolution.
Proposal 3: Ratification of the selection of Independent Public Accountants
The affirmative vote of a majority of votes cast at the Annual Meeting on this proposal is required to ratify the selection of independent public accountants. If you “abstain” from voting, it has no effect on the outcome of this proposal.
Proposal 4: Advisory Resolution on Executive Compensation
The affirmative vote of a majority of votes cast at the Annual Meeting on this proposal is required to ratify the non-binding advisory resolution approving executive compensation. If you ‘abstain’ from voting, it has no effect on the outcome of this proposal.
What are the costs of soliciting these Proxies?
The expense of printing and mailing proxy materials, including the annual statement, will be borne by the Company. In addition to the solicitation of proxies by mail, certain directors, officers and other employees of the Company may make solicitation by personal interview, telephone or facsimile. No additional compensation will be paid to such persons for such solicitation. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of the Company’s Common Stock. We have contracted with Registrar and Transfer and ADP Investor Services to assist us in the distribution of materials and tabulation of the results. This service will cost the Company approximately $40,000.00 plus out of pocket expenses.
How do I obtain an Annual Report on Form 10-K?
The consolidated financial statements of Bank of Commerce Holdings and subsidiaries for the year ended December 31, 2008, as part of the Company’s Form 10-K and 2008 Annual Report to Shareholders accompany this proxy statement.
Additional copies of the annual report on Form 10-K and 2008 Annual Report to Shareholders may be obtained upon written request to Linda J. Miles, Executive Vice President & Chief Financial Officer at the Company’s administrative offices, 1901 Churn Creek Road, Redding, California 96002.

The Securities and Exchange Commission (SEC) maintains an internet site at http://www.sec.gov that contains Bank of Commerce Holdings’ SEC filings. Access to the filings are also available from Bank of Commerce’s website under the heading “Investor Information”. The website address is www.bankofcommerceholdings.com.
How has issuing securities to the U.S. Treasury affected the voting at the Annual Meeting?
On November 14, 2008, as part of the United States Department of the Treasury’s (the “U.S. Treasury”) Capital Purchase Program (the “Capital Purchase Program”) under the Troubled Asset Relief Program (“TARP”), the Company entered into a Letter Agreement with the U.S. Treasury pursuant to which the Company sold 17,000 shares of Preferred Stock to the U.S. Treasury, along with a warrant to purchase 405,405 shares of Common Stock (the “Warrant Shares”) at an initial exercise price of $6.29 per share. The U.S. Treasury currently owns all issued and outstanding Preferred Stock of the Company. The table above does not reflect the U.S. Treasury’s ownership of the Preferred Stock because, subject to the terms of the Certificate of Designations of the Preferred Stock, the Preferred Stock is non-voting except for class voting rights on matters that would adversely affect the rights of the holders of the Preferred Stock. The table does not reflect beneficial ownership by the U.S. Treasury of the Warrant Shares because, pursuant to the Letter Agreement, the U.S. Treasury does not have any voting rights with respect to the Warrant Shares.
Pursuant to the terms of the preferred stock issued to the U.S. Treasury, on the occurrence of certain events, the U.S. Treasury would be provided the authority to appoint two members of the Board of Directors (“contingent directors”). Descriptions herein relating to the qualification, nomination, and election of directors do not include contingent directors.
In connection with its participation in the Capital Purchase Program, the Company is required under current regulations, for the duration of the period that the U.S. Treasury holds any equity or debt position in the Company acquired under the Capital Purchase Program, to take the following actions with respect to its executive compensation arrangements relating to its “Senior Executive Officers” (the “SEOs”):
•	require that SEO bonus and incentive compensation are subject to recovery or “clawback” by the Company if the payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria;

•	prohibit any “golden parachute” payment to the SEOs, generally meaning any payment in the nature of compensation to (or for the benefit of) an SEO made in connection with an applicable severance from employment to the extent the aggregate present value of such payments equals or exceeds an amount equal to three times the SEO’s “base amount” (generally defined as the five-year average of the executive’s compensation); and

•	agree that it will be subject to Section 162(m)(5) of the Internal Revenue Code (the “Code”), which reduces the annual tax deduction limit for remuneration paid to the SEOs during any taxable year from $1,000,000 to $500,000 and eliminates the availability of the exception to the deduction limit for performance-based compensation, as defined in the Code.
The Company’s SEOs currently consist of the same executive officers who are designated named executive officers for purposes of this Proxy Statement.

     In addition, in connection with its participation in the Capital Purchase Program, the Compensation Committee is required to meet at least annually with the Company’s Chief Risk Officer or other senior risk officers to discuss and review the relationship between the Company’s risk management policies and practices and its SEO incentive compensation arrangements, identifying and making reasonable efforts to limit any features in such compensation arrangements that might lead to the SEOs taking unnecessary or excessive risks that could threaten the value of the Company. The Compensation Committee, on behalf of the Company, must certify that it has completed the review and taken any necessary actions.
     In response to this requirement, during the first quarter 2009 the Compensation Committee met with Sam Jimenez, who has been identified by the Board as acting as the Company’s Chief Risk Officer. The Chief Risk Officer presented the Compensation Committee with an overview of the Company’s overall risk structure and the top risks identified within the Company, and discussed the process by which he had analyzed the risks associated with the executive compensation program. This process included, among other things, a comprehensive review of the program and discussions with senior Human Resources personnel of the Company. The Compensation Committee reviewed with the Chief Risk Officer the structure of the Company’s overall executive compensation program. This review included, without limitation, the upside and downside compensation potential under the Company’s annual incentive plans; the long-term view encouraged by the design and vesting features of the Company’s long-term incentive arrangements; and the extent to which the Compensation Committee and the Company’s management monitor the program. Based on its analysis of these and other factors, the Compensation Committee determined that the Company’s executive compensation program does not encourage the SEOs to take unnecessary and excessive risks that threaten the value of the Company, and that no changes to the program were required for this purpose. The required certification of the Compensation Committee is provided in the Compensation and Human Resources Committee Report set forth following this Compensation Discussion and Analysis.
On February 17, 2009, President Barack Obama signed the American Relief and Recovery Act (“ARRA”) into law. The ARRA includes provisions directing the Secretary of the U.S. Treasury and the SEC to impose additional limits on compensation of executives of companies that participate in the Capital Purchase Program as long as the U.S. Treasury owns preferred stock and/or stock purchase warrants of such companies under the Capital Purchase Program. These provisions include, among others:
•	a prohibition on golden parachute payments to any SEO or any of the next five most highly compensated employees of the participating company;

•	a prohibition on paying or accruing any bonus, retention award, or incentive compensation to the SEOs and the twenty next most highly compensated employees that fully vests during the period in which any obligation under the Capital Purchase Program remains outstanding or that has a value greater than one-third of the total amount of the annual compensation of the employee receiving the award; and

•	an annual, non-binding shareholder vote on the company’s executive compensation program.
     In accordance with the ARRA and based on recent guidance issued by the SEC, the Board of Directors authorized a non-binding advisory shareholder vote on the Company’s executive compensation plans, programs and arrangements. See “Proposal 4: Advisory Vote on Executive Compensation.”

     Other provisions of the ARRA require the participating companies to establish a board compensation committee that must meet at least semi-annually to discuss and evaluate employee compensation plans in light of an assessment of any risk posed to the company from the plans; to adopt a company-wide policy regarding “excessive” or “luxury” expenditures; and to annually file a written certification of the company’s CEO and CFO as to the company’s compliance with the requirements.
     As required by the ARRA and the guidance provided by the SEC, the Board of Directors has authorized a shareholder vote on the Company’s executive compensation plans, programs and arrangements as reflected in the Compensation Discussion and Analysis, the disclosures regarding named executive officer compensation provided in the various tables included in this Proxy Statement, the accompanying narrative disclosures and the other compensation information provided in this Proxy Statement.
     Shareholders are encouraged to carefully review the “Executive Compensation” section of this Proxy Statement for a detailed discussion of the Company’s executive compensation program.

Information about Bank of Commerce Holdings Stock Ownership
Does anyone own 5% or more of Bank of Commerce Holdings Common Stock?
Yes. Bank of Commerce Holdings is aware of two shareholders who beneficially own 5% or more of our outstanding common stock. The Securities and Exchange Commission has defined “beneficial ownership” (1) to mean more than ownership in the usual sense. For example, a person has beneficial ownership of a share not only if he owns it in the usual sense, but also if he has the power to vote, sells or otherwise disposes of the share. Beneficial ownership also includes that number of shares that a person has a right to acquire within sixty (60) days. The following table shows, to the knowledge of the Company, the only beneficial owners of more than five percent of the Corporations shares as of the record date.

Name and address of Beneficial Owner	Number of shares	Percent of Class*
Robert C. Anderson 1960 Bechelli Lane Redding, California 96002	539,110	6.19%

Harry L. Grashoff, Jr. 3162 Pinot Path Redding, California 96001	497,395	5.71%

*	Based upon 8,711,495 shares outstanding at the record date.
How much of Bank of Commerce Holdings Stock is owned by Directors and Executive Officers?
The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of March 31, 2009 by (i) each person who is known by the Company to beneficially own more than five percent of the Company’s Common Stock, (ii) each of the Company’s directors and nominees, (iii) each of the Named Executive Officers (as defined on page 24) and (iv) all directors and executive officers of the Company as a group.

	Number of Shares of
	Common Stock	Percentage of
Name and Address of Beneficial Owner	Beneficially Owned	Class

Robert C. Anderson (1)	539,110	6.19%
Harry L. Grashoff, Jr. (2)	497,395	5.71%
Welton L. Carrel (3)	342,738	3.93%
Kenneth R. Gifford, Jr. (4)	254,560	2.92%
Patrick J. Moty (5)	150,950	1.73%
Russell L. Duclos (6)	150,000	1.72%
Lyle L. Tullis (7)	115,083	1.32%
David H. Scott (8)	90,366	1.04%
Orin Bennett (9)	46,180	0.53%
Linda J. Miles (10)	35,750	0.41%
Robert J. O’Neil (11)	32,190	0.37%
Randall S. Eslick (12)	23,109	0.27%
Jon Halfhide (13)	16,320	0.19%
Dave Bonuccelli (14)	7,495	0.09%
Gary Burks (15)	755	—

All directors, executive officers and beneficial owners as a group (15 persons)	2,302,001	26.42%

Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of March 31, 2009, are deemed to be beneficially owned by the person holding such option for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purposes of computing the percentage ownership of any other person.
Except as indicated by footnotes and subject to community property laws, where applicable, the persons named above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(1)	Includes 539,110 shares held by the Anderson Family Revocable Living Trust, of which Mr. Anderson is a co-trustee and shares voting and investment power with respect to such shares. Mr. Anderson is retired as Founding Chairman of the Board of the Company.

(2)	Includes 456,145 shares held by the Grashoff Family Revocable Trust of which Mr. Grashoff and his spouse are co-trustees, 18,612 shares held separately in his spouse’s IRA account, 22,638 held individually in an IRA account. Mr. Grashoff is the Founding President & CEO and Retired Chairman of the Company.

(3)	Includes 339,238 shares held by the Carrel Family Living Trust of which Mr. Carrel is a co-trustee with his spouse Judith, and shares voting and investment power with respect to such shares, and 3,500 shares held jointly with his spouse.

(4)	Includes 234,760 shares held jointly with Mr. Gifford’s spouse and 19,800 shares held by Gifford Construction, Inc.

(5)	Includes 47,700 shares jointly with Mr. Moty’s spouse, 3,426 individually in an IRA account 70,524 shares in the Redding Bank of Commerce 401(k) Plan to which Mr. Moty has voting powers as Trustee and 29,300 shares issuable to Mr. Moty upon the exercise of options exercisable within 60 days of March 31, 2009.

(6)	Includes 150,000 shares held by the Duclos Family Trust of whom Mr. Duclos and his spouse are co-trustees.

(7)	Includes 105,653 shares held jointly with Mr. Tullis’ spouse and 8,600 shares held separately in his spouse’s name and 830 shares issuable to Mr. Tullis upon the exercise of options exercisable within 60 days of March 31, 2009.

(8)	Includes 69,241 shares held jointly with Mr. Scott’s spouse, 204 shares held individually by his spouse, 6,241 shares in 401(k) retirement plan, 14,680 shares in his spouse’s individual retirement account.

(9)	Includes 2,000 shares held jointly with Mr. Bennett’s spouse, 36,500 shares held by the Bennett Family Revocable Trust and 7,680 shares issuable to Mr. Bennett upon the exercise of options exercisable within 60 days of March 31, 2009.

(10)	Includes 19,750 shares held by the Miles Family Trust of whom Mrs. Miles and her spouse are co-trustees, and 16,000 shares issuable to Ms. Miles upon the exercise of options exercisable within 60 days of March 31, 2009.

(11)	Includes 1,920 shares individually, 390 shares individually in an IRA account and 29,880 shares issuable to Mr. O’Neil upon the exercise of options exercisable within 60 days of March 31, 2009.

(12)	Includes 5,109 shares held individually in an IRA account and 18,000 shares issuable to Mr. Eslick upon the exercise of options exercisable within 60 days of March 31, 2009.

(13)	Includes 10,700 shares held by the Halfhide Family Trust of which Mr. Halfhide is co-trustee with his spouse Teresa, 500 shares held jointly with his spouse, and 5,120 shares issuable to Mr. Halfhide upon the exercise of options exercisable within 60 days of March 31, 2009.

(14)	Includes 7,495 shares held in two retirement plan trusts of which Mr. Bonuccelli is trustee.

(15)	Includes 755 shares held individually by Mr. Burks.

CORPORATE GOVERNANCE — ROLE AND FUNCTIONS OF THE BOARD OF DIRECTORS
The Board of Directors is committed to sound and effective corporate governance principles and practices. The Board of Directors has adopted corporate governance guidelines to provide the framework for the governance of the company. These guidelines set forth director qualifications and standards of independence, and mandate that at least a majority of the Board and all the members of the Audit and the Nominating and Corporate Governance Committees meet the criteria for independence as discussed below. Highlights of our corporate governance practices are described below. To fulfill its role the Board, acting directly or through a Board Committee must perform the following primary functions:
•	Oversee the conduct of the Company’s business to evaluate whether the Company is being properly managed;

•	Review and, where appropriate, approve the Company’s major financial objectives, strategic plans and actions;

•	Review and, where appropriate, approve major changes in, and determinations of other major issues respecting the appropriate auditing and accounting principles and practices to be used in the preparation of the company’s financial statements;

•	Assess major risk factors relating to the Company and its performance, and review measures to address and mitigate such risks;

•	Evaluate regularly the performance and approve the compensation of the CEO and, with the advice of the CEO, evaluate regularly the performance of principal senior executives; and

•	Plan for succession of the CEO and monitor management’s succession planning for other key executives.
In discharging these obligations, directors are entitled to rely reasonably on the honesty and integrity of their fellow directors and the Company’s executives and its outside advisors and auditors. Director’s shall be entitled to reasonable directors’ and officers liability insurance on their behalf; the benefits of indemnification to the fullest extent permitted by law under the Company’s charter, by-laws and any indemnification agreements; and exculpation as provided by state law and the Company’s charter.
The Company expects its employees to adhere to the highest possible standards of ethics and business conduct with other employees, customers, stockholders and the communities it serves, and to comply with all applicable laws, rules and regulations that govern its business. The Board of Directors has adopted a code of ethics to promote honesty and integrity through out the Company.
The Board recognizes that the actual management of the business and affairs of the Company are conducted by the CEO and other senior executives under his supervision and that, in performing the management function, the CEO and other senior executives are obliged to act in a manner that is consistent with the oversight functions and powers of the board and the standards of the Company and to execute any specific plans, instructions or directions of the Board.
The adopted charter of the Nominating and Corporate Governance Committee is included in this document as Appendix “B”. Interested parties may view our Company Code of Ethics on our corporate website: www.bankofcommerceholdings.com.
Director Qualifications
The Board shall have a majority of directors who meet the independence criteria adopted by the Board.

Qualifications: A director should possess personal and professional integrity; have good business judgment, relevant experience and skills to be an effective director in conjunction with the full Board in collectively serving the long-term interests of the Company stockholders. Directors should be committed to devoting sufficient time and energy to diligently performing their duties as directors.
Size of Board: The Board shall determine the appropriate size of the Board within the requirements of the Company’s charter and bylaws.
Selection process: In accordance with the policies and principles in its charter, the Nominating and Corporate Governance Committee is responsible for identifying and recommending potential director nominees to the Board for its approval when there is a vacancy on the board. The Chairman of the Nominating and Corporate Governance Committee and the Chairman of the Board will extend an invitation to the potential director nominee to join the board.
Annual Review of Independence and Qualifications: The Nominating and Corporate Governance Committee shall distribute annually a self-evaluation to the Board that includes an assessment of the director’s independence and qualifications.
Resignation from the board: An individual director should offer his or her resignation in the event the director’s principal occupation or business association changes substantially from the position he or she held when originally invited to join the board. The board should consider the continued appropriateness of the director’s membership on the board under the changed circumstances and then the board should determine whether or not to accept the director’s resignation. Also, a director should tender a resignation in the event there is a substantial conflict of interest between the director and the Company or the Board and such conflict cannot be resolved to the satisfaction of the board.
Retirement from the board: A director shall retire from the Board upon reaching the age of seventy-two (72). At the discretion of the board of directors, terms may be extended once for a period of one-year for specific business needs and to ensure good corporate governance.
Standards of Director Independence
A majority of the Board and all members of the Audit, Executive Compensation and the Nominating and Corporate Governance Committees shall be independent. A director is deemed to be independent if he or she does not have a direct or indirect material relationship with the Company or any of its affiliates or with any senior executive member of the Company or any of its affiliates.
A director shall be deemed to have a material relationship with the Company and/or its affiliates and thus, shall not be deemed independent if, within the past three years:
•	The director has been employed by the Company or its affiliates;

•	An immediate family member of the director is or has been employed by the Company or any of its affiliates as an officer;

•	The director is or has been affiliated with or employed by the Company’s present or former auditor;

•	The director or an immediate family member of the director is an officer, general partner, director or large equity owner of a significant customer, paid advisor or supplier to the Company of non professional services and goods;

•	The director or an immediate family member of the director is an officer, director or trustee of a charitable or tax-exempt organization to whom the Company makes substantial charitable contributions.

Other than Patrick J. Moty and Kenneth Gifford, Jr., all other members of the Board of Directors are independent.
Director Orientation and Continuing Education
Each year, the board and each of its committees evaluate their effectiveness. The Board views self-evaluation as an ongoing process designed to achieve high levels of Board and committee performance.
All new directors participate in an orientation program their first year as a director. As part of the orientation, each director receives a copy of the Directors Policy Manual which includes a copy of the Company’s by-laws and charter. Orientation also includes presentations by Senior Management to familiarize new directors with our strategic plans, significant financial, accounting and risk management issues, compliance programs, conflict policies. Each director is required to review and sign, on an annual basis, the Company’s Code of Ethics and Insider Trading Policy. A new director will attend a meeting with the CEO and CFO to be briefed on Board reports, significant financial, accounting and risk management issues and current exploration and development projects.
All directors receive annual director’s education in subjects relevant to the duties of a director, including the study of corporate governance best practices and ethics. The Board requires directors to participate in continuing education programs and reimburses directors for the expenses of such participation. All directors have successfully completed or are in the process of completing the Directors Certification Program sponsored by the California Bankers Association.
Board Attendance and Annual Meeting Policy
Directors are expected to attend all Board meetings and meetings of committees on which they serve, and each annual stockholder’s meeting. Directors are expected to devote an adequate amount of time and effort to properly discharge their responsibilities. Information and data are important to the Board’s understanding of the business and is distributed to the directors sufficiently in advance of the meeting to permit their review.
The Board of Directors held 12 meetings during 2008. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which such director serves.
Chairman of the Board
The Board will appoint the Chairman of the Board. The Chairman will chair all regular sessions of the Board and (with input from the CEO to the extent not inappropriate) set the agenda for Board meetings, subject to the right of each board member to suggest the inclusion of item(s) on the agenda.
Directors Access to Officers, Employees and Independent Advisors
Directors are encouraged to keep themselves informed with regard to the Company and its operations. Directors have full and free access to Company officers and employees. Any meetings or contacts that a director wishes to initiate may be arranged through the CEO, CFO or directly by the director. Directors shall use their judgment to ensure that any such contact is not disruptive to the Company’s business operations and shall, to the extent that it is not appropriate, copy the CEO on any written communications between a director and a Company officer or employee.

Certain Relationships and transactions with Directors; Compensation Committee Interlocks and Insider Participation
Almost all of our directors and some of their respective family members and or affiliated entities had certain relationships and/or transactions with the Company in 2008, as described below.
Family Relationships
No current directors have family members who are employed by the Company or a subsidiary.
Lending and Other Ordinary Business Transactions
During 2008, almost all of our directors as well as some of their respective family members and/or affiliated entities, engaged in loan transactions and/or had other extensions of credit in the ordinary course of business with our banking and mortgage subsidiaries. All of these transactions were on substantially the same terms, including interest rates, collateral and repayment and other terms, as those available at the time for similar transactions with unrelated parties. None of these loans or credit transactions involves more than the normal risk of collectibility or presents other unfavorable features.
Related Party Transaction and Approval of Related Party Transactions
Kenneth R. Gifford, Jr., is a Director, President and Chief Executive Officer of Gifford Construction, Inc. Gifford Construction Inc. was the selected bidder to construct the Company’s Technology and Support Center (“TASC”) on properties owned by the Company adjacent to the Churn Creek Branch facility. The process for selection included invitation to qualified vendors to submit sealed bids with the selection based upon lowest overall cost. The project was completed April 1, 2007. In addition, Gifford Construction Inc. was hired to construct the tenant improvements on the West side office opened in January 2008.
Policy and Procedures on Related Person Transaction
The Company adopted its code of ethics to promote a “tone at the top” of highest ethical standards within the Company. The code of ethics requires all Company personnel to make immediate disclosure of situations that might create a conflict of interest, or the perception of a conflict of interest, which includes transactions involving entities with which such personnel are associated. The Board of Directors recognizes that related party transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof). Such transactions, after full disclosure of the material terms to the Board, must be approved by the members of the Board who are not parties to the specific transaction determine are just and reasonable to the Company at the time of such approval, with those members of the Board (if any) who have an interest in the transaction abstaining. Such procedures are consistent with the terms of California corporate law but the Company does not presently have a written policy evidencing such terms.
Compensation Committee Interlocks and Insider Participation
No member of the Executive Compensation Committee of the Board of Directors serves or has served as a bank officer or employee of Bank of Commerce Holdings or its subsidiaries.

Information about Directors and Executive Officers
Committees of the Board of Directors
The Board of Directors has established six standing committees, each of which is identified below. Information about each committee of the Board, its members, purpose, and the number of meetings held in 2008 follows.
The Board of Directors has a standing Audit Committee, Loan Committee, Executive Committee, Asset/Liability Committee, Executive Compensation Committee, and Nominating and Corporate Governance Committee. All Directors participate in the Long-Range planning of the Company. The Executive Compensation Committee and Audit Committee also meet the standards of independence prescribed by NASDAQ National Market and applicable SEC regulations.

Audit and Qualified Legal
Compliance Committee
Members:	David H. Scott, Chairman	Gary Burks
	Russell L. Duclos	Lyle L. Tullis
Jon Halfhide

Purpose:	To assist the Board of Directors in fulfilling its responsibilities to oversee management activities related to accounting and financial reporting policies, internal controls, auditing practices, and legal and regulatory compliance; to review and discuss the integrity of the Company’s financial statements and the adequacy and reliability of disclosures to stockholders; to review the qualifications and independence of the outside accountants and the performance of internal and outside accountants, to prepare the Committee report included in the Company’s annual proxy statement in accordance with SEC rules; to act as the qualified legal compliance committee of the Company in accordance with its charter; and to perform the audit committee and fiduciary audit committee functions on behalf of the Company in accordance with federal banking regulations. Independent directors meet in an executive session of the Audit Committee each meeting.

Number of meetings in 2008:	Five

Nominating and Corporate
Governance Committee
Members:	Lyle L. Tullis, Chairman	Jon Halfhide
	Orin N. Bennett	Welton L. Carrel

Purpose:	To assist the Board of Directors by identifying individuals qualified to become Board members and to recommend to the Board nominees for director and director nominees for each committee; to recommend to the Board the corporate governance guidelines of the Company and to oversee an annual review of the Board’s performance; to recommend to the Board a determination of each non-management director’s “independence” under applicable rules and guidelines.

Number of meetings in 2008	One

Executive Committee
Members:	Kenneth R. Gifford, Jr. Chairman	Patrick J. Moty, President & CEO
	David H. Scott	Orin N. Bennett
Lyle L. Tullis

Purpose:	To review all current and pending strategies for achieving financial objectives; to review financial performance results; and to oversee the administration and effectiveness of financial risk management policies

Number of meetings in 2008:	Thirteen

Executive Compensation
Committee
Members:	Jon Halfhide, Chairman	Gary Burks
	Welton L. Carrel	Orin N. Bennett

Purpose:	To discharge the Board of Directors’ responsibilities relating to compensation of the Company’s executive officers, including a review of the impact of the compensation policies on the Company’s risk exposure; to review the Compensation Discussion and Analysis and to recommend inclusion of such disclosure in the Company’s proxy statement; to conduct the annual chief executive officer performance evaluation process; to evaluate and approve compensation plans, policies, and programs of the Company applicable to Executive Officers; and to oversee succession planning.

Number of meetings in 2008	Six

Loan Committee
Members:	Russell L. Duclos, Chairman	Kenneth R. Gifford, Jr.
	Welton L. Carrel	Patrick J. Moty, President & CEO
David H. Scott

Purpose:	To review the quality of the Bank’s loan portfolio and the trends affecting the loan portfolio; to oversee the effectiveness and administration of loan-related policies; and to review the adequacy of the allowance for loan and lease losses. The loan committee has the full Bank delegated authority for approval of loans.

Number of meetings in 2008	Forty two

Asset Liability Committee
Members:	Russell L. Duclos, Chairman	Dave Bonuccelli
	David H. Scott	Patrick J. Moty, President & CEO
	Linda J. Miles, CFO	Kenneth R. Gifford, Jr.

Purpose:	To review the quality of the Bank’s investment portfolio and current and future interest rate risks and trends; to produce and monitor the Interest Rate View; to oversee the effectiveness and administration of investment and interest rate risk related policies; to review and monitor exposure to interest rate risk.

Number of meetings in 2008	Four

Identifying and Evaluating Nominees for Director
The Nominating and Corporate Governance Committee of the Board of Directors has been delegated the responsibility to identify, evaluate, and recommend for nomination candidates for election as new directors. Each of the members of the Committee is an “independent director” as determined by the Board under the rules of the NASDAQ global stock exchange.
The goal of the Committee’s nominating process is to assist the Company in attracting competent individuals with the requisite management, financial and other expertise who will act as directors in the best interests of the company and all its stockholders. The Committee consults with other Board members, the Company’s Chief Executive Officer, and other Company personnel in this process. The Committee will consider an individual recommended by a stockholder for nomination as a new director provided the stockholder making the recommendation follows the procedures for submitting a proposed nominee’s name and the required information described below.
Director Qualifications and the Nomination Process
The Board has approved certain minimum standards for candidates for service as a first-time director and the Committee has developed a process for identifying and evaluating first-time nominees in light of these standards and other such factors as the Committee deems appropriate. These standards, and the Committee’s evaluation process, apply to all first-time nominees for directors, including those nominees recommended by stockholders. This process is based on the Committee’s familiarity with the composition of the current Board, its awareness of anticipated openings, and its assessments of desirable talents or expertise. The Committee regularly reviews the composition of the Board in light of its understanding of the backgrounds, industry, and professional experience, and the various communities, both geographic and demographic, represented by the current members. It also monitors the expected service dates of Board members, any planned retirement dates, and other anticipated events that may affect a director’s continued ability to serve. The Committee periodically reviews Board self-evaluations and information with respect to the business and professional expertise represented by current directors in order to identify any specific skills desirable for future Board members.
The Board has approved the following minimum qualifications for first-time nominees for director, including nominees recommended by stockholders, for election to the Company’s Board: (1) a demonstrated breadth and depth of management and/or leadership experience, preferably in a senior leadership role (i.e. chief executive officer, managing partner, president, chief financial officer); (2) financial literacy or other professional or business experience relevant to an understanding of the Company and its business; (3) a demonstrated ability to think and act independently as well as the ability to work constructively in a group environment. The Committee will determine, in its sole discretion, whether a nominee meets these minimum qualifications.
The Committee is responsible for managing the new director nomination process and may use a variety of sources. The Committee then commences an inquiry to obtain sufficient information on the background of a potential new director-nominee. Included in this inquiry is an initial review of the candidate with respect to the following three factors: whether the individual meets the minimum qualifications for first-time director nominees approved by the Board; whether the individual would be considered independent under the NASDAQ rules and Company’s standard of independence; and whether the individual would meet any additional requirements imposed by law or regulation on the members of the Audit and Executive Compensation Committees of the Board.
Following the initial review, the Committee arranges an introductory meeting with the candidate and the Company’s Chief Executive Office, Chairman of the Board of Directors, and in some cases with additional directors, to determine the candidate’s interest in serving on the Board.

The Committee, together with several members of the Board and the Chief Executive Officer then conducts a comprehensive interview with the candidate. The individual will also be asked to provide the information required to be disclosed in the Company’s proxy statement.
Assuming a satisfactory conclusion to the process outlined above, the Committee then presents the candidate’s name to the Board of Directors for election as a director.
Director Nominations by Stockholders
A stockholder who wishes to submit an individual’s name for consideration by the Committee for nomination as a director of the Company must provide (1) the stockholder’s name and address and the number of shares of the Company’s common stock beneficially owned by the stockholder; (2) the name of the proposed nominee and the number of shares of the Company’s common stock beneficially owned by the nominee; (3) sufficient information about the nominee’s experience and qualifications for the Committee to make a determination whether the individual would meet the minimum qualifications for directors; and (4) such individual’s written consent to serve as a director of the Company, if elected. The Committee has the right to request, and the stockholder will be required to provide, such additional information with respect to the stockholder nominee as the Committee may deem appropriate or desirable to evaluate the proposed nominee in accordance with the nomination process described above, including the information about the proposed nominee that is required to be disclosed by the Company in its proxy statement under Regulation 14A of the Securities Exchange Act of 1934, as amended.
Communications with the Board of Directors
The Board has established a process for stockholders and other interested parties to communicate with independent members of the Board or a specific committee. Parties may send a letter to Bank of Commerce Holdings, Attention: Corporate Secretary, 1951 Churn Creek Road, Redding, California 96002.
Code of Ethics
The Board has adopted a Code of Ethics that applies to all of our directors, officers and staff including our principal executive officer and principal financial officer. The Code of Ethics embodies our commitment to high standards of ethical and professional conduct. All directors, officers and staff are required to annually certify that they have read and complied with the Code of Ethics. The Code of Ethics consists of basic standards of business practice as well as professional and personal conduct. A copy of the Code of Ethics is available on our website; www.bankofcommerceholdings.com.
How we compensate Directors
Annual Compensation
Compensation paid to non-employee directors consists of cash (in the form of a monthly retainer and meeting fees) and equity (in the form of stock option grants) and participation in the Directors Deferred Compensation Plan. The Executive Compensation Committee is responsible for all matters related to director’s compensation in connection with reviewing and establishing or recommending to the Board non-employee director compensation. Generally, the Executive Compensation Committee will review the amount of director compensation at least annually. For purposes of establishing director compensation the Executive Compensation Committee evaluated director’s compensation as compared to detailed public company information provided by Equilar®, a leading marketer for benchmarking executive compensation and a trusted data provider to NASDAQ. As a result of the benchmarking our director compensation fell in the 53rd percentile.

A Director who is an officer/employee of the Company or of a subsidiary is not compensated for his or her membership on the Board.
Monthly Retainer and Meeting Fees
Each independent director of the Company receives a $500 monthly retainer. Independent Directors are paid $800 for each Board of Directors meeting attended and $250 for each committee meeting attended. Committee chairman are paid an additional $50 per meeting. The Chairman of the Board is paid an additional $750 per month and the Chairman of the Audit Committee is paid an additional $375 per month.
Equity Compensation
Independent directors are also eligible to participate in the 2008 Stock Option Plan, as determined by the Executive Compensation Committee. A non-employee director may receive a stock option at a discounted exercise price equal to 85% of the closing price per share of the common stock as of the day of trading at the close the date of the meeting when the option is granted.
Summary Director Compensation Table
The following is a summary of the compensation earned by our Directors during 2008:

					Change in
					Pension Value
					and Non-
					Qualified
	Fees		Stock	Non-Equity	Deferred
	earned or	Stock	Option	Incentive	Compensation	All Other
	paid in	Awards	Awards	Compensation	Earnings	Compensation	Total
Director	cash ($)	($)	($)(1)	($)	($) (2)	($)	($)

Gary Burks	$17,600	$0	$7,653	$0	$0	$0	$25,253
Orin N. Bennett	$20,350	$0	$0	$0	$4,219	$0	$24,569
Dave Bonuccelli	$13,950	$0	$0	$0	$626	$0	$14,576
Welton L. Carrel	$21,900	$0	$0	$0	$24,240	$0	$46,140
Russell L. Duclos	$30,750	$0	$0	$0	$25,499	$0	$56,249
Kenneth R. Gifford, Jr.	$39,050	$0	$0	$0	$34,241	$0	$73,291
Jon Halfhide	$17,600	$0	$0	$0	$2,528	$0	$20,128
David H. Scott	$32,900	$0	$0	$0	$18,224	$0	$51,124
Lyle L. Tullis	$20,850	$0	$0	$0	$12,920	$0	$33,770

1)	The value of the stock option award is the amount recognized for financial statement reporting purposes.

2)	Long term directors have had the opportunity to defer fee income as of January 1, 1993. Item represents the interest paid on such balances. Differences in earnings are based upon the balances in the deferred accounts.
The form and amount of compensation paid to independent non-management directors is reviewed from time to time by the Executive Compensation Committee.

Directors Deferred Compensation Plan
The Director’s Deferred Compensation Plan, adopted by the Board of Directors effective January 1, 1993 is a non-qualified director benefit plan in which the eligible director voluntarily elects to defer some or all of his or her current fees in exchange for the Company’s promise to pay a deferred benefit. The deferred fees are credited with interest under the plan and the accrued liability is paid to the director at retirement. The current interest rate on the plan is ten percent.
As a non-qualified plan, the plan is only available to independent directors without regard to nondiscrimination requirements of qualified plans. The account is segregated from other assets owned by the Bank, only by way of its identification on the books of the Bank as a liability of the Bank to the Director. The account is subject to claims of general creditors of the Bank and the account shall be a general unsecured creditor of the Bank.
No deferred compensation shall be payable to a director until the death, disability, resignation, retirement or removal from office of such director. Whereupon all such compensation, together with interest thereon shall be provided to such director, or his beneficiary within thirty (30) days from the date of death, disability, retirement or resignation. If the director has designated an optional installment payment method, the first installment shall be paid after six months of his or her normal retirement date.
Upon the death of a director, while serving in such capacity, distribution of compensation deferred together with interest shall be made in one lump sum to his or her designated beneficiary. Upon the death of a director who had previously retired and had elected an installment method of distribution, all sums remaining undistributed shall be paid in one lump sum to his or her designated beneficiary.
Deferred compensation by reason of the resignation or retirement, may at the option of the director, be payable in approximately equal monthly installments over a period not to exceed fifteen (15) years, provided however, that on any such installment method of distribution, interest shall continue to be credited on the undistributed sums.
As of December 31, 2008 the Company’s accrued obligations under the Directors Deferred Compensation Plan were $2,600,231.
Directors and Officers liability insurance and Indemnification matters
The Company’s bylaws provide for indemnification of the Company’s directors, officers, employees and other agents of the Company to the extent and under the circumstances permitted by the California General Corporation Law. The Company’s bylaws also provide that the Company shall have the power to purchase and maintain insurance covering its directors, officers and employees against any liability asserted against any of them and incurred by any of them, whether or not the Company would have the power to indemnify them against such liability under the provisions of applicable law or the provisions of the Company’s bylaws.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions in the Company’s bylaws, the Company understands that it is in a position of the Securities and Exchange Commission (the “SEC”), that such indemnification is against public policy as expressed in the Securities Act of 1933, and is therefore unenforceable.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes of ownership of Common Stock and other equity securities of the Company. To the Company’s knowledge, based solely upon a review of such reports and written representations, the Company believes that all reports required by Section 16(a) of the Exchange Act to be filed by its executive officers and directors during the last fiscal year were filed in a timely manner.

Compensation Discussion and Analysis
Introduction
This Compensation Discussion and Analysis (CD&A) describes our executive compensation philosophy and objectives. The tables that follow present the compensation paid for 2008 to Patrick J. Moty, President and Chief Executive Officer; Linda J. Miles, Executive Vice President & Chief Financial Officer; Randall S. Eslick, Regional President Roseville Bank of Commerce; Robert J. O’Neil, Regional Credit Manager; Caryn A. Blais, Senior Vice President and Chief Information Officer, and Ted Cumming, Senior Vice President and Chief Credit Officer. When we refer to the “named executives” in this proxy statement, we mean these six individuals.
Strategic Role of Executive Compensation
The Board of Directors of Bank of Commerce Holdings strives to ensure that its compensation plan is consistent with the strategic goals and objectives of the Company and maintains the standards of good corporate governance. The Board of Directors has appointed the Executive Compensation Committee to play a central role in formulating our compensation philosophy and programs and in making pay decisions for our named executives. The Company’s executive compensation philosophy and programs play an important role in achieving the objective of long-term growth in shareholder value. As a guiding principle, we design our compensation programs to reward our named executives for recent performance and to motivate them to achieve strong future performance for the Company and long-term value for our shareholders. All actions taken by the Executive Compensation Committee are ratified by the full Board of Directors.
In connection with its participation in the Capital Purchase Program, the Compensation Committee must meet at least annually with the Company’s Chief risk Officer or other senior risk officers to discuss and review the relationship between the Company’s risk management policies and practices and its executive incentive compensation arrangements, identifying and making reasonable efforts to limit any features in such compensation arrangements that might lead to the named executive officers taking unnecessary or excessive risks that could threaten the value of the Company.
Executive Compensation Objectives
To attract and retain talented management with proven skills and experience, the Company must offer a compensation program that compares favorably with those offered by other peer financial and non-financial companies with which we compete for a limited pool of highly qualified executive talent. To sustain our financial performance, the Company believes that we should closely link compensation to our long-term performance and, for those named executives responsible for business divisions, to the performance of their division.
Given the Company philosophy to link compensation to Company, business, and individual performance, our compensation programs for our named executives are built upon three objectives:
1.	To compete favorably with our peers in attracting and retaining qualified individuals as named executives by offering competitive pay;

2.	To “pay for performance” by compensating our named executives based upon:
a.	The Company’s performance compared to peer group performance

b.	The Division performance for those named executives who manage divisions; and

c.	Individual qualitative performance objectives.
3.	To align our named executives’ interest with our shareholders interest in increased share value by generally using stock options for long-term compensation, so our executives benefit only if our stock price rises and are shareholders are similarly rewarded.

Executive Compensation Components
Executive Officer compensation includes the following elements:
•	Base salary;

•	Long-term compensation (generally in the form of stock options)

•	Participation in the same benefit plans provided to all employees, including qualified defined contribution (401(k)), health, life insurance, and other benefit plans;

•	Supplemental executive retirement plans (SERP) and elective participation in a non-qualified Deferred Compensation Plan (funded by the executive);

•	Limited perquisites.
Overview of Compensation and Process
Base salaries are set for our Executive Officers annually at the regularly scheduled December meeting of the Executive Compensation Committee. At this meeting, the Executive Compensation Committee also reviews and recommends the Annual Cash Incentive award opportunities for the new fiscal year and recommends stock option awards for the Company’s Named Executive Officers and certain other eligible employees.
It is the practice of the Executive Compensation Committee to review the history of all the elements of each Named Executive Officer’s total compensation over previous years and compare the compensation of the Named Executive Officers with that of the executive officers in an appropriate market place and industry “peer group”. During 2008, an outside benefits consultant (AMALFI Consulting, LLC) was engaged to review our Company compensation plans and to recommend changes to those plans with regard to best practices concerning the structure and implementation of those plans, and to provide the Executive Compensation Committee with an appropriate “peer group” comparison report. As a result of the report, the 2008 Peer Group for compensation and performance purposes consist of the following 20 financial services companies:
Farmers & Merchants Bancorp
Heritage Commerce Corporation
Sierra Bancorp
Premier West Bancorp
Columbia Bancorp
North Valley Bancorp
Bank of Marin Bancorp
San Joaquin Bancorp
Bridge Capital Holdings
United Security Bancshares
Heritage Oaks Bancorp
First Northern Community Bancorp
1st Centennial Bancorp
FNB Bancorp
Community Valley Bancorp
American River Bank Shares
Epic Bancorp
Central Valley Community Bancorp
Plumas Bancorp
Greater Sacramento Bancorp

Compensation Objectives
Competitive pay: To set competitive benchmarks for 2008 annual and long-term compensation for the named executives, the Executive Compensation Committee reviewed data compiled by AMALFI Consulting, LLC. This data presented Peer Group annual cash, long-term incentive, and total compensation amounts as reported in 2007 proxy statements for those companies named executive officers whose positions and responsibilities most closely match those of our named executives. For each proxy statement position, this compensation data was examined for the 25th, 50th and 75th percentile. The Executive Compensation Committee used this information to help determine competitive benchmarks for the 2008 salary and annual cash incentive awards and long-term compensation awards for the named executives.
Typically, the Chief Executive Officer makes compensation recommendations to the Compensation Committee with respect to the Executive Officers who report to him. Such Executive Officers are not present at the time of these deliberations. The Chairman of the Board then makes compensation recommendations to the Executive Compensation Committee with respect to the Chief Executive Officer, who is absent from that meeting. The Executive Compensation Committee may accept or adjust such recommendations.
Company and Division Performance
At the end of the fiscal year, the Executive Compensation Committee reviews the Company’s and Division’s financial performance by comparing financial results to the Peer Group using the quantitative performance measures listed below (all or in part), as part of its evaluation of the Company’s annual performance and its determination of the annual incentive awards to our named executives:
•	EPS Growth

•	Return on Average Assets

•	Return on Average Equity

•	Revenue Growth

•	Core Deposit Growth

•	Deposit Market Share Growth

•	Loan Growth

•	Loan loss reserves as a percentage of total loans

•	Non-performing loans as a percentage of total loans

•	Efficiency Ratio

•	Capital Ratios

•	Investment Portfolio
Individual Objectives
In addition to the Company financial goals, the Executive Compensation Committee establishes individual objectives for our named executives. These objectives include compliance with Company policies on information security, regulatory compliance, risk management and team building, or other directives mandated by the Board. The Executive Compensation Committee may adjust or eliminate incentive compensation awards, regardless of achieving financial performance goals, if the Committee determines that a named executive has failed to comply with our Code of Ethics or policies on information security, regulatory compliance and risk management.

Executive Officer Compensation
The components are intended to work together to compensate the executive officer fairly for services, reward the executive officer based upon the Company’s overall performance and, depending on the position, their own performance during the year. In assessing the executive officer’s total rewards, the Executive Compensation Committee reviews each component of an executive’s compensation and considers and evaluates pay mix, the competitive market, the value of total pay, benefits and perquisites.
Base Salary:
It is the goal of the Company’s Executive Compensation Committee to establish salary compensation for its Executive Officers based on the Company’s operating performance relative to comparable Peer Group over a three-year to five-year period, along with compensation recommendations from the CEO. Base salary is generally established by an individual’s performance, competent and effective execution of strategic objectives, potential, level of responsibilities, promotions, other compensation targeting total cash compensation at or above the 50th percentile when performance goals are achieved and at a higher level (75th or above) when maximum performance results are achieved.
Cash Incentive Compensation:
The Company’s Annual Cash Incentive Plan allows the Company to provide cash incentives to executive officers based on the Company’s overall financial performance, and, in some cases, individual performance and personal goals. The Annual cash incentive Plan is designed to reward the Company’s executives for the achievement of short-term financial goals, including increases in performance against peer banks, the achievement of short-term and long-term strategic goals, and overall financial performance of the Company.
Cash Incentive percentages for Executive Officers were initially proposed by a compensation consultant based on an analysis of peer banks and industry sector considerations. Those percentages are as follows: for Executive Officers other than the Chief Executive Officer, the range is 10% – 35% of base salary; and for the Chief Executive Officer, the range is 20% – 55% of base salary.
Use of Long-Term Compensation to align the interest of our Named Executives and Shareholders
The Executive Compensation Committee believes that stock options are the most effective form of equity-based compensation to reward our named executives for their contributions to the Company’s long-term performance. Because a primary interest of our shareholders is increased share value, stock options — which produce value as compensation only if the Company’s stock price increases - most directly aligns our named executives’ interests with our shareholders interests to increase value over the long-term.
Executive Officers are eligible for discretionary incentive stock option awards based on the following percentages: for Executive Officers other than the Chief Executive Officer, the range is 0% – 5% of base salary as the number of options considered for award; and for the Chief Executive Officer, the range is 0% – 6% of base salary as the number of options considered for award.

Although each Executive Officer is eligible to receive an award at the discretion of the Executive Compensation Committee, the granting of the award as to any individual, officer or as a group, is first at the discretion of the Chief Executive Officer and then, based on his recommendation, at the discretion of the Executive Compensation Committee and the entire Board of Directors. The Executive Compensation Committee may choose whether to award a bonus and decides on the actual level of the award in light of all relevant factors after completion of the applicable fiscal year.
Perquisites:
The Executive Compensation Committee believes that offering certain perquisites helps in the operation of the business as well as assists the Company to recruit and retain key executives. The Company’s named executive officers may participate in the same benefit programs available to all employees. This includes health, life and disability insurance, participation in non-qualified 401(k) plans, and in some cases, automobile allowance and country club memberships to our executive management.
Post-Retirement Arrangements:
The Company maintains a Supplemental Executive Retirement Plan (SERP) and a change in control severance provision in employment agreements for the named executive officers, providing for certain payments following the termination of employment for eight executive officers. The payments are fixed by contract and do not depend on years of credited service. The Company makes contributions to segregated accounts for the benefit of the plan beneficiaries.
The Retirement Plan Agreements provide for five general classes of benefits for Executive Officers, which benefits vest over a period of six (6) to nineteen (19) years with credit for prior service or as determined by the Chief Executive Officer and the Board of Directors:
1.	Normal Retirement Benefits. The normal retirement benefit is calculated to provide a target benefit in the amount equal to seventy-five percent (75%) of the executive’s compensation at the time of retirement (age 65) or a lesser amount as determined by the Chief Executive Officer and the Board of Directors.

2.	Early Termination Benefit. The early termination benefit is the vested portion of the target retirement benefit.

3.	The disability benefit is a Disability Lump Sum Benefit specified in the agreement for the plan year immediately preceding the disability, payable only upon total disability as defined in the agreement.

4.	Death Benefit. The death benefit is an amount determined by a formula that takes into account the number of years of service and the anticipated compensation level at the age of retirement.

5.	Change of Control Benefit. The change of control benefit is an amount determined as follows: Executive Officer’s Fully Vested Present Value Benefit of the Supplemental Executive Retirement Plan payable at age 65 for the current plan year plus one times the Executive Officer’s current Plan Year Compensation (except with respect to the Chief Executive Officer and Chief Financial Officer, which is two times plan year compensation). This benefit is payable only in the event of a change in control as defined in the Salary Continuation Agreement and is limited by the provisions of Internal Revenue Code section 280(g).

In consulting with its benefit plan consultant, Clark Consulting, the Company determined that it would be more cost effective for the Company to acquire prepaid policies of insurance to fund these anticipated future obligations than to pay annual premiums. The Company, as a result of acquiring the prepaid policies, will have cash values in the policies in excess of the amount paid for those policies.
Commitment to Quality Governance
The Executive Compensation Committee has adopted the following procedures intended to ensure quality governance of the Company’s “pay for performance” philosophy.
•	Only independent members of the Board may serve on the Executive Compensation Committee.

•	The committee meets on a regular basis as needed throughout the year. Generally the committee will review year-to-date financial performance versus budget; year-to-date and multi year performance versus competitor group performance (Uniform Bank Performance Report); executive officer stock ownership levels; each executive officer’s target total compensation for the year; and other topics as appropriate.

•	At least once a year, the committee reviews each executive officer’s total compensation package, including base salary, cash and stock incentive awards, qualified and non-qualified retirement and deferred compensation benefit packages and compares to Peer.

•	The committee utilizes independent compensation reports to assist in the analysis of compensation packages.

•	At least once a year, the committee reviews and reassesses its charter and recommends any proposed changes to the Board of Directors for approval. The committee also conducts an annual review of its own performance.

•	The Executive Compensation Committee reports on its meetings to the full Board. The independent members of the Board, after a review of the Company’s performance, ratify each year the total compensation awards for the named executive officers.
Limitations on Executive Compensation
As discussed above under the caption “How has issuing securities to the U.S. Treasury affected the voting at the Annual Meeting?” the Company is required as a participant in the U.S. Treasury Capital Purchase Plan to place limits on compensation of SEOs; to review SEO compensation for incentives that would promote undue risk; and to provide shareholders the opportunity to vote on a non-binding advisory approval of executive compensation.
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
As of July 31, 2008, Harry L. Grashoff, Jr. has retired from the Board of Directors.

Executive Compensation Committee Report
The Executive Compensation Committee is appointed by the Board to discharge the Board’s responsibilities relating to compensation for the Company’s directors and officers. The Executive Compensation Committee has overall responsibility for approving and evaluating the director and officer compensation plans, policies and programs of the Company. All actions taken by the Executive Compensation Committee are ratified by the full Board of Directors of the Company.
The Committee has the sole authority to retain and terminate any legal counsel or compensation or other consultant to be used to assist in the evaluation of directors or executive compensation and has sole authority to approve the consultant’s fees and other retention terms.
We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.
In addition, in connection with its participation in the Capital Purchase Program, the Compensation Committee is required to meet at least annually with the Company’s Chief Risk Officer or other senior risk officers to discuss and review the relationship between the Company’s risk management policies and practices and its SEO incentive compensation arrangements, identifying and making reasonable efforts to limit any features in such compensation arrangements that might lead to the SEOs taking unnecessary or excessive risks that could threaten the value of the Company. The Compensation Committee, on behalf of the Company, must certify that it has completed the review and taken any necessary actions.
In response to this requirement, during the first quarter 2009 the Compensation Committee met with Sam Jimenez, who has been identified by the Board as acting as he Company’s Chief Risk Officer. The Chief Risk Officer presented the Compensation Committee with an overview of the Company’s overall risk structure and the top risks identified within the Company, and discussed the process by which he had analyzed the risks associated with the executive compensation program. This process included, among other things, a comprehensive review of the program and discussions with senior Human Resources personnel of the Company. The Compensation Committee reviewed with the Chief Risk Officer the structure of the Company’s overall executive compensation program. This review included, without limitation, the upside and downside compensation potential under the Company’s annual incentive plans; the long-term view encouraged by the design and vesting features of the Company’s long-term incentive arrangements; and the extent to which the Compensation Committee and the Company’s management monitor the program. Based on its analysis of these and other factors, the Compensation Committee determined that the Company’s executive compensation program does not encourage the SEOs to take unnecessary and excessive risks that threaten the value of the Company, and that no changes to the program were required for this purpose. The required certification of the Compensation Committee is provided in the Compensation and Human Resources Committee Report set forth following this Compensation Discussion and Analysis.
March 7, 2009,
Respectfully submitted by the members of the Executive Compensation Committee,
Jon Halfhide, Chairman of the Executive Compensation Committee
Welton L. Carrel
Orin Bennett
Gary Burks

Executive Officers and Senior Management
Set forth below are the names and most recent biographies of Bank of Commerce Holdings’ named executive officers and senior leadership team. Only Mr. Moty, Mrs. Miles, Mrs. Blais, Mr. Eslick, Mr. O’Neil and Mr. Cumming are “Named Executive Officers” for purposes of the Securities Exchange Act and rules. Information relating to other Company personnel in this proxy statement is provided solely for the information of shareholders.

Name, Age and Principal Occupation	Business Experience
Patrick J. Moty, born in 1957 President & Chief Executive Officer	President and Chief Executive Officer and a director of Redding Bank of Commerce (the “Bank”) and Bank of Commerce Mortgage since September 2007. Executive Vice President and Chief Credit Officer since December 2005. Senior Vice President and Chief Credit Officer since 2000. Senior Vice President and Senior Loan Officer since 1998. Vice President and Senior Loan Officer since 1993. Vice President and Loan Officer since 1988. Assistant Vice President and Loan Officer since 1987. Mr. Moty joined the company in 1985 as a Loan Officer following four years in lending at a large regional financial institution.

Linda J. Miles, born in 1953 Executive Vice President & Chief Financial Officer	Executive Vice President and Chief Financial Officer of Bank of Commerce Holdings, Redding Bank of Commerce and Bank of Commerce Mortgage since January 1996. From October 1989 to December 1995, she served as Senior Vice President and Chief Financial Officer of the Bank. Before joining the Bank, Ms. Miles was Senior Vice President and Chief Financial Officer at another California independent financial institution.

Theodore Cumming, born in 1957 Senior Vice President & Chief Credit Officer	Senior Vice President & Chief Credit Officer since October 2007. Senior Vice President and Lending Group Manager of Redding Bank of Commerce — Placer Division since 2001. Prior to joining the company, Vice President of Commercial Lending for a large regional bank.

Randall S. Eslick, born in 1957 Regional President — Roseville Division	Regional President Roseville Bank of Commerce since December 2005. Senior Vice President and Regional Manager of the Roseville Bank of Commerce since 2002. Prior to joining the company, Vice President and Commercial Loan Officer at another California independent financial institution. Joined the Company in March 2001 as Senior Vice President and Commercial Loan Officer.

Name, Age and Principal Occupation	Business Experience
Caryn A. Blais, born in 1951 Senior Vice President & Chief Information Officer	Senior Vice President and Chief Information Officer of Redding Bank of Commerce since 1991. Prior to joining the Company she served as Vice President Data Processing at another California independent financial institution. Ms. Blais has held administrative positions since 1986.

Samuel Jimenez, C.P.A., born in 1964 Senior Vice President & Director of Risk Management	Senior Vice President and Director of Risk Management of Redding Bank of Commerce since September 2003. Federal Deposit Insurance Examiner from 1992 – 2003. Certified Public Accountant.

Robert A. Matranga, born in 1953 Senior Vice President & Lending Group Manager	Senior Vice President and Lending Group Manager Redding Bank of Commerce – Churn Creek division since 1997. Vice President of Commercial Lending at the time of joining the Bank. Prior to joining the company, Vice President of Commercial Lending for another California independent financial institution.

Robert J. O’Neil, born in 1955 Senior Vice President & Regional Credit Manager— Roseville Bank of Commerce	Senior Vice President and Regional Credit Manager — Roseville Bank of Commerce since 2002. Vice President of Commercial lending at time of joining company. 1986 – 2002 as a Senior Executive with another California independent financial institution. 1975 – 1986 majoring in lending at a large regional financial institution.

Debra A. Sylvester, born in 1958 Senior Vice President & Chief Administrative Officer	Senior Vice President since 1999. Appointed to Chief Administrative Officer during 2004. Has held administrative positions with the Company since 1984.

Pamela Halperin, born in 1956 Senior Vice President & Regional Operations Manager	Senior Vice President, Regional Operations Officer Roseville Bank of Commerce since 2005. Has held administrative positions with the Company since 2002. From 1983 – 2001 Ms. Halperin worked in Operations at another financial institution.

COMPENSATION TABLES AND INFORMATION
Summary Compensation Table
The following table sets forth certain summary information concerning compensation paid to the Company’s Chief Executive Officer, Chief Financial Officer, Senior Vice President and Regional President, Senior Vice President and Regional Credit Manager, Chief Information Officer, and Chief Credit Officer (the “Named Executive Officers”) on December 31, 2008, and whose aggregate salary and bonus exceeded $100,000 in fiscal 2008.

			Non-Equity		Non-Qualified
			Incentive Plan	Option	Deferred	All Other	Total
Name and Principal		Salary	Compensation	Awards	Earnings	Compensation	Compensation
Position	Year	(1) ($)	(2) ($)	(3) ($)	(4) ($)	(5) ($)	($)

Patrick J. Moty	2008	$225,000	$0	$0	$12,592	$85,597	$323,189
President & Chief	2007	$190,500	$49,150	$56,400	$2,282	$83,440	$381,772
Executive Officer	2006	$160,000	$77,000	$0	$0	$10,950	$247,950

Linda J. Miles	2008	$208,000	$0	$0	$50,395	$52,848	$311,243
EVP & Chief	2007	$199,200	$56,498	$28,200	$41,514	$52,030	$377,442
Financial Officer	2006	$195,000	$60,000	$0	$31,157	$77,544	$363,701

Randall S. Eslick	2008	$175,020	$0	$2,760	$3,694	$26,854	$208,328
Regional President	2007	$160,000	$44,110	$0	$1,304	$9,720	$215,134
Roseville Bank of Commerce	2006	$150,000	$63,550	$0	$0	$19,892	$233,442

Robert J. O’Neil	2008	$150,000	$0	$2,760	$0	$9,720	$162,480
Senior VP	2007	$144,600	$38,250	$0	$0	$9,720	$194,570
Regional Credit Manager	2006	$140,000	$55,500	$0	$0	$12,500	$208,000

Caryn A. Blais	2008	$134,568	$0	$4,140	$9,300	$43,197	$191,205
Senior VP &	2007	$133,450	$37,500	$0	$2,654	$37,456	$211,060
Chief Information Officer	2006	$117,824	$54,500	$0	$0	$14,959	$187,283

Ted Cumming	2008	$140,000	$0	$4,140	$0	$3,660	$147,800
Senior VP &	2007	$121,800	$25,984	$0	$0	$0	$147,784
Chief Credit Officer	2006	$118,000	$36,800	$0	$0	$0	$154,800

(1)	Base salaries include 401(K) contributions made by the named executive officers of approximately $59,017 during 2008.

(2)	The Company’s Incentive Annual cash incentive plan (the “Annual Cash Incentive Plan”) provides cash incentives to executive officers based on the Company’s overall financial performance, and, in some cases, individual performance and personal goals. This income item includes bonus amounts in the year earned rather than in the year paid.

(3)	The value of the stock option award is the amount recognized for financial statement reporting purposes. No options were granted during 2006. Two options were granted during 2007. Four options were granted in 2008.

(4)	The Company pays interest on segregated accounts for the benefit of Supplemental Executive Retirement Plan beneficiaries.

(5)	Other Compensation consists of perquisites and contributions to the Supplemental Executive Retirement Plan.

Perquisite expenses represent an automobile for business use or car allowance, and membership expenses in connection with the use of a private club for business purposes, particularly for the purpose of entertaining the Bank’s customers. The officers may have derived some personal benefit from the use of such automobiles and membership.
The Company, after reasonable inquiry, believes that the value of any personal benefit not directly related to job performance which is derived from the personal use of such automobile and country club membership does not exceed $10,000 per year in the aggregate for any single executive officer. Perquisite (automobile and country club membership) amounts were $11,400, $4,750 and $3,400 for Patrick J. Moty in 2008, 2007 and 2006, respectively $3,468 for Linda Miles in each year, $9,720, $9,720 and $12,500 for Randall Eslick in each of 2008, 2007 and 2006, respectively and $9,720, $9,720 and $12,500 for Robert O’Neill in each of 2008, 2007 and 2006, respectively. The remaining balance represents contributions made in each year in connection with the Supplemental Executive Retirement Plans.
GRANTS OF PLAN-BASED AWARDS TABLE
The following table summarizes the options granted during fiscal 2008 to the individuals identified below.
Option Grants for 2008
The following table summarizes the options granted during fiscal 2008 to the individuals identified below.
The Named Executive Officers

					Potential	Potential
					Realizable Value	Realizable Value
	Number of	Percentage			at Assumed	at Assumed
	Securities	of Total			Annual Rates of	Annual Rates of
	Underlying	Options			Stock Price	Stock Price
	Options	Granted to	Exercise		Appreciation for	Appreciation for
	Granted (#)	Employees in	Price	Expiration	Option Term 5	Option Term 10
Name	(1)	Fiscal Year	($/Share)(2)	Date (3)	%($)	%($)
Patrick J. Moty	0	0	$0	0	0	0
Linda J. Miles	0	0	$0	0	0	0
Randall E. Eslick	2,000	7.55%	$6.50	10/14/18	0	$620
Robert O’Neil	2,000	7.55%	$6.50	10/14/18	0	$620
Caryn A. Blais	3,000	11.32%	$6.50	10/14/18	0	$930
Ted Cumming	3,000	11.32%	$6.50	10/14/18	0	$930

(1)	The right to exercise these stock options vests on an annual basis over a five-year period from the date of the grant. Under the terms of the Company’s stock plans, the committee designated by the Board of Directors to administer such plans retains the discretion, subject to certain limitations, to modify, extend or renew outstanding options and to reprice outstanding options. Options may be re-priced by canceling outstanding options and reissuing new options with an exercise price equal to the fair market value on the date of reissue, which may be lower than the original exercise price of such canceled options. Repricing options result in a compensation penalty.

(2)	The exercise price is equal to 100% of the fair market value on the date of grant as determined by the NASDAQ National Market close the date of the grant.

(3)	The options have a term of ten years, subject to earlier termination in certain events related to termination of employment.

(4)	The five percent and ten percent assumed rates of appreciation are suggested by the rules of the

Securities and Exchange Commission and do not represent the Company’s estimate or projection of the future price of the Common Stock. No assurance can be given that any of the values reflected in the table will be achieved.
OPTION EXERCISES IN 2008
The following tables set forth the number of shares of Bank of Commerce Holdings Common Stock acquired by each of the named Executive Officers during fiscal year 2008, if any, the net value realized upon exercise:

	Options Vested during	Options Exercised	Value Realized
Name	2008	during 2008	($) (1) (2)
Patrick J. Moty	4,000	7,700	$7,700
Linda J. Miles	2,000	0	0
Randall S. Eslick	0	0	0
Robert J. O’Neil	0	0	0
Caryn A. Blais	0	0	0
Ted Cumming	0	0	0

(1)	Based on the fair market value of the Company’s Common Stock at December 31, 2008 of $4.23 per share less the applicable exercise price per share. The fair market value of the Company’s Common Stock at December 31, 2008 was determined based on the last reported sale of the Company’s Common Stock in 2008 as reported on the NASDAQ National Market.

(2)	The realized value represents the market value at exercise less the exercise price.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

			Equity Incentive
			Plan Awards:
	Number of	Number of	Number of
	Securities	Securities	Securities
	Underlying	Underlying	Underlying
	Unexercised	Unexercised	Unexercised	Option
	Options (#)	Options (#)	Unearned Options	Exercise	Option
Name	Exercisable	Un-exercisable	(#)	Price ($)	Expiration Date
Patrick J. Moty	10,800	0	0	$6.67	08/01/2011
Patrick J. Moty	1,800	0	0	$7.30	07/16/2012
Patrick J. Moty	3,900	0	0	$10.60	06/15/2014
Patrick J. Moty	8,000	12,000	0	$10.49	10/16/2017

Linda J. Miles	6,000	0	0	$6.75	01/01/2013
Linda J. Miles	6,000	0	0	$10.60	06/15/2014
Linda J. Miles	4,000	6,000	0	$10.49	10/16/2017

Randy Eslick	13,500	0	0	$5.42	06/01/2011
Randy Eslick	2,250	0	0	$7.30	07/16/2012
Randy Eslick	4,500	0	0	$10.60	06/15/2014
Randy Eslick	0	2,000	0	$6.50	10/14/2018

Robert J. O’Neil	28,080	0	0	$7.30	07/16/2012
Robert J. O’Neil	1,800	0	0	$10.60	06/15/2014
Robert J. O’Neil	0	2,000	0	$6.50	10/14/2018

Caryn A. Blais	7,300	0	0	$6.67	08/01/2011
Caryn A. Blais	2,250	0	0	$7.30	07/16/2012
Caryn A. Blais	4,500	0	0	$10.60	06/15/2014
Caryn A. Blais	0	3,000	0	$6.50	10/14/2018

Ted Cumming	8,100	0	0	$6.67	08/01/2011
Ted Cumming	1,350	0	0	$7.30	07/16/2012
Ted Cumming	4,500	0	0	$10.60	06/15/2014
Ted Cumming	0	3,000	0	$6.50	10/14/2018
EMPLOYMENT CONTRACTS, CHANGE IN CONTROL AGREEMENTS AND TERMINATION OF EMPLOYMENT
Effective September 30, 2007, Bank of Commerce Holdings and Redding Bank of Commerce entered into an employment agreement with its President and Chief Executive Officer, Patrick J. Moty. The agreement provides for, among other things, (a) a base salary of $225,000 per year, which the Executive Compensation Committee of the Board of Directors can and does adjust annually at its discretion; (b) annual cash incentive opportunity of 20-55% of base salary, which the Executive Compensation Committee of the Board of Directors can adjust annually at its discretion; (c) five weeks annual vacation; (d) an automobile allowance of $650 per month; (e) supplemental retirement benefits (see “Salary Continuation Plan” below); (f) Country Club membership dues; (g) health and life insurance benefits that are now or may hereinafter be in effect for all other full time employees; and (h) reimbursement for ordinary and necessary expenses incurred by Mr. Moty in connection with his employment.

Upon Mr. Moty’s termination for specific “cause”, Mr. Moty will be entitled to six months total compensation package. Upon termination at the sole and absolute discretion of the Board of Directors, Mr. Moty will be entitled to one year of Mr. Moty’s then total compensation package. Upon termination Mr. Moty agrees to resign from any and all board memberships.
In the event of a change in control, Mr. Moty will be entitled to the then full compensation package for a period of twenty-four months.
The executive is required to give ninety (90) days prior notice in writing to the Employer in the event the Executive resigns or voluntarily terminates employment, or takes an early retirement.
Effective April 2001 and amended December 31, 2006, Bank of Commerce Holdings and Redding Bank of Commerce entered into a four-year employment agreement with its Executive Vice President and Chief Financial Officer, Linda J. Miles. The agreement provides for, among other things, (a) a base salary of $200,000 per year, which the Executive Compensation Committee of the Board of Directors can and does adjust annually at its discretion; (b) annual cash incentive opportunity of 10-35% of base salary, which the Executive Compensation Committee of the Board of Directors can adjust annually at its discretion; (c) five weeks annual vacation; (d) an automobile of predetermined value, including expenses; (e) supplemental retirement benefits (see “Salary Continuation Plan” below); (f) Country Club membership dues; (g) health and life insurance benefits that are now or may hereinafter be in effect for all other full time employees; and (h) reimbursement for ordinary and necessary expenses incurred by Ms. Miles in connection with her employment.
Upon Ms. Miles termination for specific “cause”, Ms. Miles will be entitled to six months of total compensation package. Upon termination at the sole and absolute discretion of the Board of Directors, Ms. Miles will be entitled to one year of Ms. Miles’ then total compensation package. In the event of a change in control, Ms. Miles will be entitled to the then full compensation package for a period of twenty-four months.
The executive is required to give ninety (90) days prior notice in writing to the Employer in the event the Executive resigns or voluntarily terminates employment, or takes an early retirement.
Effective October 14, 2008, Bank of Commerce Holdings and Redding Bank of Commerce entered into employment agreements including a change of control agreement with seven Executive officers; Randall S. Eslick, Robert O’Neil, Caryn A. Blais, Debbie Sylvester, Samuel Jimenez, Rob Matranga and Ted Cumming. Each of the agreements is identical in form. The terms of the agreements provide upon a change in control and in the event of an early termination or reduction in salary or job duties, the Bank shall pay to the executive benefits equal to one year’s salary at the salary rate being paid to the executive at the time of the change in control together with an amount equal to one year’s annual cash incentive payment based upon the average annual cash incentive received by the executive for the past three years. The executive shall also receive, at the Bank’s expense, a continuation of health benefits for a period of one year.
In event that the executive is terminated by the bank not in the event of an early termination and not as a termination for cause, the Bank shall pay to the executive benefits equal to one years salary at the salary rate being paid to the executive at the time of termination, together with an amount equal to one-half year’s annual cash incentive payment based upon the average annual cash incentive received by the executive for the past three years in one lump sum. The executive shall also receive, at the Bank’s expense, a continuation of health benefits for a period of six months. If the executive is terminated by the bank for cause, no benefit other than accrued salary and accrued vacation will be paid.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
In April 2001, amended December 31, 2006, September 30, 2007, and October 14, 2008, the Board of Directors approved the implementation of the Supplemental Executive Retirement Plan (SERP), which is a non-qualified executive benefit plan in which the Company agrees to pay the executive additional benefits in the future in return for continued satisfactory performance by the executive.
The payments are fixed by contract and do not depend on years of credited service. The Company makes contributions to segregated accounts for the benefit of the Salary Continuation Plan beneficiaries.
Benefits under the supplemental executive retirement plan include income generally payable commencing upon a designated retirement date for the employee’s life, disability, or termination of employment, and a death benefit for the participants’ designated beneficiaries.
Key-man life insurance policies were purchased as an investment to offset the Company’s contractual obligation to pay pre-retirement death benefits and to recover the Company’s cost of providing benefits. The executive is the insured under the policy, while the Company is the owner and beneficiary. The insured executive has no claim on the insurance policy, its cash value or the proceeds thereof.
A termination resulting from a reason other than specific cause or change of control will be deemed an early retirement. In the event of an early retirement, the vested balance will be paid as a lump sum or over a period of five years. In the event of a change in control, the payment terms are fixed (see discussion below), and would be paid in addition to amounts owned under the executive’s employment agreement. In the event of a termination for cause, no payments will be made to the terminated executive.
The following table illustrates the approximate annual retirement income that may become payable to a named executive officer assuming benefits commence at age 65, and age 61 in the case of Mrs. Miles. Mr. Moty and Mrs. Miles benefits are payable over twenty years, or life. Mr. Eslick, Mr. O’Neil, Mrs. Blais and Mr. Cumming benefits are payable over a period of ten years.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN TABLES

	Number of	Present Value	Payments	Annual	Vested Balance
	Years Credited	of Accumulated	During Last	Retirement	at Last Fiscal
Name	Service (#)	Benefit ($)	Fiscal Year ($)	Benefit	Year ($)

Patrick J. Moty	3	$180,916	$0	$150,000	$180,916
Linda J. Miles	8	$569,570	$0	$125,000	$569,570
Randall S. Eslick	3	$49,719	$0	$100,000	$49,719
Robert O’Neil	1	$0	$0	$50,000	$0
Caryn A. Blais	3	$125,340	$0	$75,000	$125,340
Ted Cumming	1	$0	$0	$50,000	$0

	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Earnings in Last	Withdrawals/	Balance at Last	Vested Balance
	Last Fiscal Year	Fiscal Year	Distributions	Fiscal Year	at Last Fiscal
Name	($)	($)	($)	($)	Year ($)

Patrick J. Moty	$74,196	$12,592	$0	$180,916	$180,916
Linda J. Miles	$49,380	$50,395	$0	$569,570	$569,570
Randall S. Eslick	$17,136	$3,693	$0	$49,719	$49,719
Robert O’Neil	$0	$0	$0	$0	$0
Caryn A. Blais	$43,188	$9,300	$0	$125,310	$125,310
Ted Cumming	$0	$0	$0	$0	$0

The retirement benefit is derived from accruals to a benefit account during the participant’s employment. At the end of the executive’s period of service, the aggregate amount accrued should equal the then present value of the benefits expected to be paid to the executive.
The participant is entitled to all vested benefits in the case of termination without “cause”; however, if a participant voluntarily resigns prior to reaching normal retirement age, his or her retirement benefits are reduced by accrual amounts not yet funded. Upon a change of control, the participant is entitled to the full retirement benefit.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following table sets out the amounts that would have been payable to the named executive officers at December 31, 2008 (a) upon a change of control, and (b) as a result of termination other than termination arising from a change of control, assuming in each case that the payments were made as a lump sum.

	CHANGE OF	CONTROL	TERMINATION	OTHER THAN
			CHANGE OF	CONTROL
				Salary
	Payments under	Salary	Payments under	Continuation
	employment	Continuation	employment	Plan
	agreements	Plan Payments	agreements	Payments
Name	($)(1)	($)(2)	($)(3)	($) (4)

Patrick J. Moty	$633,038	$900,000	$316,519	$180,916
Linda J. Miles	$606,486	$750,000	$303,243	$569,570
Randall S. Eslick	$208,328	$675,060	$208,328	$49,719
Robert O’Neil	$162,480	$600,000	$162,480	$0
Caryn A. Blais	$191,205	$555,000	$191,205	$125,340
Ted Cumming	$147,800	$570,000	$147,800	$0

(1)	Under employment agreements at a change of control, severance pay for the Chief Executive Officer and Executive Vice President is equal to two years of most recent total compensation package as of the date of the Executives termination. Other named executives change of control, severance pay is equal to one year of most recent total compensation package as of the date of the Executives termination.

(2)	SERP payments are limited under IRS Section 280-G to three times the average total compensation package.

(3)	In the event employment is terminated determined for ‘cause’, Executive shall only be paid any accrued salary calculated as of the date of the Executive’s termination. In the event employment is terminated for any other reason, Executive shall be entitled to twelve months of Executives then total compensation package to be paid in a lump sum.

(4)	Vested portion of salary continuation plan.

Stock Price Performance Graph
The following graph compares the Company’s cumulative total return to shareholders during the past five years with that of the Standard & Poor’s 500 Composite Stock Index (the “S&P”) and the SNL Securities $250-$500 million Bank Asset-Size Index (the “SNL Securities Index”). The stock price performance shown on the following graph is not necessarily indicative of future performance of the Company’s Common Stock.
Five — Year Performance Graph
Stock Performance Graph (1)

SNL Securities LC ©2008	(804) 977-1600
(1) Assumes $100 invested on December 31, 2003, in the Company’s Common Stock, the NASDAQ, the S&P 500 and the SNL Securities Index. The model assumes reinvestment of dividends. Source: SNL Securities (share prices for the Company’s Common Stock was furnished to SNL Securities through the NASDAQ).

REPORT OF THE AUDIT AND QUALIFIED LEGAL COMPLIANCE COMMITTEE
The Audit and Qualified Legal Compliance Committee (“Audit Committee”) is responsible for the appointment, compensation, and oversight of the work of the Company’s independent accountants. The Committee pre-approves on an annual basis services that are of a recurring nature. The Committee must pre-approve any scope changes resulting in fee increase.
In accordance with its written charter adopted by the Board of Directors (“Board”), a copy of which is included as an appendix to this proxy statement, the Audit Committee of the Board assists the board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and reporting practices of the Company and other such duties as directed by the board. The membership of the Audit Committee consists of at least three directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member of the Audit Committee is free of any relationship that, in the opinion of the board, would interfere with his or her individual exercise of independent judgment, and meets the director independence requirements for serving on Audit Committees as set forth in the corporate governance standards of the NASDAQ National Market.
During 2008, the Audit Committee met five times. An executive session excluding management preceded each of the meetings. The Chairman of the Audit Committee reviewed the financial information contained in each of the quarterly press announcements and SEC Form 10-Q and 10-K filings with the Chief Executive Officer, Chief Financial Officer and independent accountants before public release. In addition the committee actively participated in the control documentation work being performed by the Sarbanes-Oxley 404 Committee (“SOX 404”).
The Company considers all outside auditing consultants to be “independent accountants”. In discharging its oversight responsibility with respect to the Audit process, the Committee obtained from the independent accountants a formal written statement describing all relationships between the accountants and the Company that might bear on the accountants’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the accountants any relationships that may impact their objectivity and independence and satisfied itself as to the auditor’s independence. The Audit Committee also discussed with management and the independent accountants the quality and adequacy of the Company’s internal controls and the outsourced audit functions, responsibilities, budget and staffing. The Audit Committee reviewed with the independent accountants their audit plans, audit scope and identification of audit risks.
The Audit Committee discussed and reviewed with the independent accountants all communications required by auditing standards generally accepted in the United States of America, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees, (“SAS 61”)” and discussed and reviewed the results of the independent auditor’s audit of the financial statements. The SAS 61 communications referred to above includes matters such as significant adjustments, management judgments and accounting estimates, significant new accounting policies, and disagreements with management. SAS 61 was amended in the year 2000, by Statement on Auditing Standards No. 90, Audit Committee Communications, to require discussion of the independent auditor’s judgments about quality, not just the acceptability of the company’s accounting principles. SAS 61 was also amended by Statement on Auditing Standards No. 89, Audit Adjustments, to require the auditor to inform the audit committee about any uncorrected misstatements pertaining to the current period whose effects management believes are immaterial to the financial statements taken as a whole.
The Audit Committee also discussed the results of all internal audit examinations.

The Audit Committee reviewed the audited financial statements of the company as of and for the year ended December 31, 2008, with management and the independent accountants. Management has the responsibility for the preparation of the Company’s financial statements and the overall reporting process, for maintaining adequate internal control over financial reporting for the Company, and for assessing the effectiveness of the Company’s internal control over financial reporting. The independent accountants are responsible for performing independent audits of the Company’s consolidated financial statements. These audits serve as a basis for the accountants’ opinions included in the annual report to stockholders addressing whether the financial statements fairly present the Company’s financial position, results of operations, and cash flows in conformity with generally accepted accounting principles in the United States. The Committee’s responsibility is to monitor and oversee these processes.
Based on the above-mentioned review and discussions with management and the independent accountants, the Audit Committee recommended to the Board that Bank of Commerce Holdings’ audited financial statements be included in its annual Report on Form 10-K for the year ended December 31, 2008, for filing with the Securities and Exchange Commission.
Principal Accounting Firm fees
Audit Fees
The aggregate fees billed by Moss Adams LLP., for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2008 and 2007 and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for those fiscal years were $166,426 and $152,290 respectively.
Audit-Related Fees
Moss Adams LLP., did not render any professional services for information technology services relating to financial information systems design and implementation for the fiscal years ended December 31, 2008 and December 31, 2007.
Tax Fees
Moss Adams LLP., did not render any professional services for tax compliance, tax advice, or tax planning during 2008 or 2007.
All Other Fees
The aggregate fees billed by Moss Adams LLP. for services rendered to the Company, other that the services described under “Audit Fees” and “Audit-Related Fees” and tax fees amount to $0 and $0 for the fiscal years December 31, 2008 and 2007, respectively.
In discharging its oversight responsibility with respect to the audit process, the Audit Committee of the Board of Directors obtained from the independent accountants a formal written statement describing all relationships between the accountants and the Company that might bear on the accountants’ independence consistent with Independence Standards Board Standard No.1, “Independence Discussions with Audit Committees”, discussed with the accountants any relationships that may impact their objectivity and independence and satisfied itself as to the accountants’ independence. The Committee also discussed with management and the independent accountants the quality and adequacy of Bank of Commerce Holdings’ internal controls and the outsourced audit functions, responsibilities, budgeting and staffing. The Committee reviewed with the independent accountants their audit plans, audit scope and identification of audit risks.

Pre-approval Policies and Procedures
Under the audit committee’s pre-approval policies and procedures, the audit committee is required to pre-approve the audit and non-audit services performed by the Company’s independent registered public accounting firm. The audit committee may pre-approve a list of services that may be provided by the independent registered public accounting firm without obtaining specific pre-approval from the audit committee.
This list of services includes: audit services, audit-related services, tax services and all other services. The audit committee sets pre-approved fee levels for each of these listed services. Any type of service that is not included on the list of pre-approved services must be specifically approved by the audit committee. Any proposed service that will fall outside of the pre-approved fee levels will also require specific pre-approval by the audit committee.
All above fees paid to Moss Adams, LLP during 2008 were pre-approved by the audit committee.
Respectfully submitted by the members of the Audit and Qualified Legal Compliance Committee,

David H. Scott, CPA	Chairman Audit and Qualified Legal Compliance Committee

Russell L. Duclos
Kenneth R. Gifford, Jr.
Lyle L. Tullis
Jon Halfhide, CPA

Discussion of proposals recommended by the Board of Directors
Proposal 1
Election of Directors
The Board of Directors has nominated nine persons for election at the Annual Meeting. If you elect them, they will hold office until the election of their successors at the Annual Meeting in 2010, or until they resign.
We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board of Directors. If for any reason these nominees prove unable or unwilling to stand for election, the Board will nominate alternatives. The Board of Directors has no reason to believe that its nominees would prove unable to serve if elected.
The Board of Directors recommends a vote FOR the election of each of the nine nominees for director.
Brief summaries of the background and business experience of each of the nominees other than Mr. Moty, who was profiled earlier in this document:
Orin N. Bennett, born in 1948, has been a director of Redding Bank of Commerce since September 2005. Mr. Bennett is a registered Civil Engineer in California and Oregon. He owns Bennett Engineering Services providing engineering services to cities, counties and special districts primarily in Northern California. He is also a partner in BD Properties, a real estate investment company. Mr. Bennett was previously employed by the respected international engineering firm of CH2M Hill prior to forming his own business. Mr. Bennett serves on the Executive Committee, Nominating and Corporate Governance Committee, Executive Compensation and Long-Range planning committees of the Board of Directors.
Dave Bonuccelli was born in 1954, and has been a director of Redding Bank of Commerce since January 2008. Mr. Bonuccelli is the owner of Davie L. Bonuccelli & Associates, Inc. a real estate investment consulting and advisory firm located in Sacramento. The Company provides a full range of services to tax exempt public and private institutional investors, corporations, trust and individual investors. Mr. Bonuccelli serves on the ALCO and Long-Range planning committees of the Board of Directors.
Gary Burks, born in 1954, has been a director of Redding Bank of Commerce since June 2007.Mr. Burks is Vice President and General Manager of Foothill Distributing Company in Redding. Mr. Burks is a member of the Audit, Executive Compensation and Long-Range Planning Committees of the Board of Directors.
Russell L. Duclos, born in 1939, has served as a director of the Company since July 1997. From July 1997 through December 2000, Mr. Duclos served as President and Chief Executive Officer of the Bank and from January 2001 through April 2001 as President and Chief Executive Officer of the Company. Mr. Duclos is Chairman of the Asset Liability Management Committee (ALCO), Chairman of the Loan Committee, and presently serves on the Audit & Qualified Legal Compliance and Long-Range Planning Committee of the Board of Directors.

Kenneth R. Gifford, Jr., born in 1945, has served as a director of the Company since January 1998. Mr. Gifford is the Chairman of the Board of Directors. Mr. Gifford has been a director, President and Chief Executive Officer of Gifford Construction, Inc. since 1972. Mr. Gifford serves as Chairman of the Board and is a member of the Executive Committee, Loan committee, ALCO Committee and Long-Range Planning Committee of the Board of Directors.
Jon Halfhide, CPA, born in 1957, has been a director of Redding Bank of Commerce since July 2005. Since 2000, he has served as president of Catholic Healthcare West North State Service Area (“CHW”) and St. Elizabeth Community Hospital. He has over twenty years management experience with CHW and has served in the capacity of Controller and Chief Financial Officer. Mr. Halfhide is a certified public accountant. Mr. Halfhide meets the criteria to serve as financial expert on the Audit Committee. Mr. Halfhide serves as Chairman of the Executive Compensation Committee and serves on the Audit & Qualified Legal Compliance, Nominating and Corporate Governance and Long-Range Planning Committees of the Board of Directors.
David H. Scott, CPA, born in 1944, has been a director of the Company since April 1997. He is a partner of D. H. Scott & Company, LLP, a public accounting firm, a position he has held since 1986. Mr. Scott serves as Chairman of the Audit and Qualified Legal Compliance Committee and is a member of the Executive Committee, ALCO committee, Loan committee and Long-Range Planning committees of the Board of Directors. The Board of Directors has determined that Mr. Scott meets the criteria to serve as financial expert on the Audit Committee. Mr. Scott also serves as the Corporate Secretary of the Company.
Lyle L. Tullis, born in 1950, has been a director of the Company since May 2003. Since 1976, he has served as president of Tullis Inc. a general engineering construction company. His company specializes in public works projects that include grading and paving. Mr. Tullis is the past District Chairman of the Eureka and Shasta Districts of the Associated General Contractors of California. Mr. Tullis serves as Chairman of the Nominating and Corporate Governance and is a member of the Executive Committee, Audit & Qualified Legal Compliance Committee and Long-Range Planning Committee of the Board of Directors.
None of the directors were selected pursuant to arrangements or understandings other than with the directors and shareholders of the Company acting within their capacity as such. There are no family relationships between any of the directors, and none of the directors serve as a director of any other company which has a class of securities registered under, or subject to periodic reporting requirements of, the Securities Exchange Act of 1934, as amended, or any company registered as an investment company under the Investment Company Act of 1940.

PROPOSAL 2
The Board of Directors recommends a vote FOR the amendment and restatement of the Corporate Bylaws, Article III, Section II “Number and Qualification of Directors:

To increase the number of seats available in a range of not less than seven (7) and not more than thirteen (13) until changed by amendment
The Company’s Bylaws currently provide that the corporation is authorized to seat directors in a range of not less than seven (7) and not more than eleven (11) until changed by amendment. The company is required, under the terms of the Series A Preferred Stock, to maintain two open seats on the Board of Directors of the Company. This requirement is a result of the Company’s participation in the U.S. Treasury Capital Purchase Plan.
PROPOSAL 3
The Board of Directors recommends a vote FOR the ratification of Moss Adams, LLP as the Company’s independent accountants for the year ended December 31, 2008
The Audit Committee has selected Moss Adams, LLP as the independent registered public accounting firm to audit the books of the Company and its subsidiaries for the year ending December 31, 2008, to report on the consolidated statement of financial position and related statement of earnings of the Company and its subsidiaries, and to perform other appropriate accounting services as may be required by the Board of Directors. The Board recommends that the stockholders vote in favor of ratifying the selection of Moss Adams, LLP for the purposes set forth above. If the stockholders do not ratify the selection of Moss Adams, LLP, the Audit Committee will consider a change in accountants for the next year.
Moss Adams, LLP has advised the Company that they are independent accountants with respect to the Company, within the meaning of standards established by the American Institute of Certified Public Accountants, the Public Company Accounting Oversight Board, the Independence Standards Board and federal securities laws administered by the SEC. The Company does not expect that representatives of Moss Adams LLP will be present at the Annual Meeting and accordingly shall not be available to answer questions or make a statement.
PROPOSAL 4
The Board of Directors recommends a vote FOR the adoption of the non-binding advisory resolution approving the compensation of the named executives.
As a result of the Company’s participation in the Capital Purchase Program, the ARRA requires the Company to submit to the shareholders a non-binding vote on the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis, the tabular disclosure regarding named executive officer compensation, and the accompanying narrative disclosure in this proxy statement.
This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s shareholders the opportunity to endorse or not endorse the Company’s executive pay program and policies through the following resolution:
“Resolved, that the shareholders approve the compensation of the named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and related material in this proxy statement.”

This vote shall not be binding on the board of directors and will not be construed as overruling a decision by the board nor create or imply any additional fiduciary duty by the board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.
This matter will be decided by the affirmative vote of a majority of the votes cast at the annual meeting. On this matter, abstentions will have no effect on the voting.
OTHER BUSINESS
Under the Rules of the SEC, if a shareholder wants to include a proposal in the Company’s Proxy Statement and form of proxy for presentation at the Company’s 2010 Annual Meeting of Shareholders, the proposal must be received by the Company at its principal administrative office located at 1901 Churn Creek Road, Redding, California by November 20, 2009
Under the Company’s bylaws, as permitted by the SEC, certain procedures are provided which a shareholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of shareholders.
Nomination of directors must be made by notification in writing delivered or mailed to the President of the Company at the Company’s principal administrative office not less than 30 days or more than 60 days prior to any meeting of shareholders called for election of directors. The Company’s annual meeting of shareholders is generally held on the third Tuesday of May. If the Company’s 2010 Annual Meeting of Shareholders is held on schedule, the Company must receive notice of any nomination no earlier than March 19, 2010, and no later than April 19, 2010. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.
If the Chairman of the meeting acknowledges the nomination of a person not made in compliance with the foregoing procedures, the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies when the nomination is made at the meeting.
Notice of any business item proposed to be brought before an annual meeting by a shareholder must be received by the Secretary of the Company not less than 70 days or more than 90 days before the annual meeting. If the Company’s 2010 Annual Meeting of Shareholders is held on schedule, the Company must receive notice of any proposed business item no earlier than February 20, 2010, and no later than March 10, 2010.
If the Company does not receive timely notice, the Company’s bylaws preclude consideration of the business item at the annual meeting. The Company’s bylaws also provide that notices regarding nomination of directors must contain certain information about the director nominee.
With respect to notice of a proposed item of business, the bylaws provide that the notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and certain information regarding the shareholder giving the notice. Shareholders may obtain a copy of the Company’s bylaws by sending a written request to the Secretary of the Company at the Company’s principal executive offices.
Shareholders may contact an individual director, the Board of Directors as a group, or a specified committee or group, at the Company’s headquarters address. Each communication should specify the applicable addressee or addressees to be contacted as well as the general topic of the communication. The Company will initially receive and process communications before forwarding them to the addressee.

The Company generally will not forward to the directors a shareholder communication that it determines to be primarily commercial in nature or relates to an improper or irrelevant topic, or that requests general information about the Company. The Company knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies. Whether or not you intend to be present at the Annual Meeting, we request you to return your signed proxy promptly.
By Order of the Board of Directors
/s/ David H. Scott
David H. Scott
Corporate Secretary
Redding, California
April 7, 2009

Appendix A
Bank of Commerce Holdings
Audit Committee and Qualified Legal Compliance Committee Charter
Purpose
The Audit Committee is appointed by the Board of Directors to assist in monitoring the (1) integrity of the financial statements of the Company, (2) the independent accountants’ qualifications and independence, (3) the performance of the Company’s internal audit function and independent accountants, and (4) the compliance by the Company with legal and regulatory requirements.
The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.
Role and Independence
The membership of the committee shall consist of at least three directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise construed to be a financial expert. By definition, the audit committee financial expert is an individual who is determined by the board of directors to possess all of the following attributes:
•	An understanding of financial statements and generally accepted accounting principles (GAAP)
•	An ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves
•	Experience preparing, auditing, analyzing, or evaluating financial statements that present a breadth and level of complexity of accounting issues generally comparable to what can be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities
•	An understanding of internal controls and procedures for financial reporting
•	An understanding of audit committee functions
The final rule for audit committee financial experts indicates that the attributes may be acquired by:
•	Education and experience as a principal financial officer, principal accounting officer, controller, public accountant, or auditor, or experience in one or more positions that involve the performance of similar functions
•	Experience actively supervising a principal financial officer, controller, public accountant, auditor, or person performing similar functions, or experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing, or evaluation of financial statements.
The members of the Audit Committee shall meet the independence and experience requirements of the NASDAQ National Market stock exchange, Section 10A(m)(3) of the Securities and Exchange Commission Act of 1934 and the rules and regulations of the commission. Each member shall be free of any relationship that, in the opinion of the board, would interfere with his or her individual exercise of independent judgment, and shall meet the director independence requirements for serving as set forth in the corporate governance standards of the NASDAQ.
The committee is expected to maintain free and open communication (including private executive sessions at each meeting) with the independent accountants, the internal accountants and the management of the Company. The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors.

The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.
The Board of Directors shall appoint the audit committee financial expert as chairperson. In addition to the professional requirements, this person plays a pivotal role in Audit Committee effectiveness. He or she will be responsible for the leadership of the committee, including preparing the agenda, presiding over meetings, making committee assignments, and reporting to the Board of Directors. The chairperson will also maintain regular liaison with the President, Director of Risk Management, Chief Financial Officer, and the lead Independent Audit Partner.
Responsibilities
The Audit Committee’s primary responsibilities include:
•	The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if available, to shareholder ratification.) In doing so, the committee will request from the auditor a written affirmation that the auditor is in fact independent, discuss with the auditor any relationships that may impact the auditor’s independence, and recommend to the board any actions necessary to oversee the auditor’s independence.
•	Overseeing the independent auditor relationship by discussing with the auditor the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditor full access to the committee (and the board) to report on any and all appropriate matters.
•	The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.
•	The Audit Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms) to be performed for the Company by its independent auditor,
•	The Audit Committee shall oversee management’s annual assessment of, and report on, the company’s internal control over financial reporting.
The Audit Committee shall make regular reports to the Board of Directors. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board of Directors for approval. The Audit Committee shall annually review the Committee’s own performance.
The Audit Committee shall:
Financial Statement and disclosure matters
•	Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and approve the filing of such documents with the SEC. Recommend the acceptance of the annual audited financial statements as the annual Directors examination.
•	Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.
•	Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of financial principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

•	Discuss with management the Company’s earnings press releases, including the use of “pro forma” or adjusted non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made.)
•	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.
•	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.
•	Discuss with the Independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.
•	Review disclosures made to the Audit Committee by the Company’s CEO and CFO during the certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.
Oversight of the Company’s Relationship with the Independent Auditor
•	Review and evaluate the lead partner of the independent audit team.
•	Obtain and review a report from the independent auditor, at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board of Directors.
•	Ensure the rotation of the audit partners as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.
•	The Audit Committee recommends prohibiting the auditor from acting as a director, officer, or employee of the Company, or performing any decision-making, supervisory, or ongoing monitoring function for the Company for a cooling off period of one year from the date of engagement.
Oversight of the Company’s Internal Audit Function
•	Review the appointment and replacement of the Director of Risk Management.
•	Review the significant reports to management prepared by the internal auditing department and management’s response.
•	Discuss with the independent auditor and management the internal audit responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.
Compliance Oversight Responsibilities
•	Obtain reports from management, the Director of Risk Management and the independent auditor that the Company and its affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Ethics and Conflict of Interest.
•	Review reports and disclosures of insider and affiliated party transactions. Advise the Board of Directors with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations with the Company’s Code of Ethics and Conflict of Interest.
•	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.
•	Discuss with the Company’s counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.
It is the policy of the Board of Directors that a system of internal controls be maintained sufficient to provide reasonable assurance that assets are safeguarded, transactions are properly authorized and recorded, and reasonable, detailed records are maintained which accurately reflect the financial activities.
To monitor the effectiveness of the system of internal controls, the Board of Directors established an audit and review policy as follows:
Audit and Review — Certified Public Accounting Firm
It is the policy of the Board of Directors to engage a qualified certified public accounting firm to conduct a full audit of financial statements at least once annually. This will constitute the annual “Director examination”. Credit quality reviews, Compliance reviews and Operational reviews are regularly scheduled to support the audit and may be performed by parties other than the certified public accounting firm selected to conduct the financial statement audit.
Audit and Review — In House
The Board of Directors recognizes that it is not necessary and may not be economically feasible for the Bank to employ a full time internal auditor until the bank achieves a certain size and complexity. However, the Board of Directors may elect to have an outside auditor perform audits of operational and compliance policies and procedures and an outside auditor to perform an independent loan review for credit quality, compliance, documentation and appropriate grading.
Although outside consultants, these accountants will be considered our “In-house” accountants. The Board of Directors will outline the scope of the audits on an annual basis, and will communicate the scope directly with the independent accountants.
The Audit Committee may consult with and have the Company’s Certified Public Accountants review the scope and work papers of the in-house accountants, and make a recommendation to the Board of Directors as to the need to employ a full time internal auditor.
Examination and Review — Regulatory Agencies
It is the policy of the Board of Directors that results from examinations and audits conducted by Regulatory Agencies such as the Department of Financial Institutions, Federal Reserve Board and the FDIC are fully disclosed to the Board of Directors. Further, it is Board policy that at least three representatives from the Board of Directors will be included in the exit review conducted by regulatory personnel with the management of the Company.

Limitation of Audit Committee’s Role
While the Audit Committee has the responsibilities and powers set forth in this charter, it is reinforced that such duties include the oversight, scheduling and review of such work and it is not the duty of the Audit Committee to conduct audits or to determine whether the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.
QUALIFIED LEGAL COMPLIANCE COMMITTEE
Purpose and Adoption
The purpose of the Qualified Legal Compliance Committee (the “Committee”) of the Board of Directors (the “Board”) of Bank of Commerce Holdings (the “Company”) is to: (i) receive, review and take appropriate action with respect to any report made or referred to the Committee by an attorney of evidence of a material violation of applicable U.S. federal or state securities law, material breach of a fiduciary duty under U.S. federal or state law or a similar material violation by the Company or by any officer, director, employee, or agent of the Company, (ii) otherwise fulfill the responsibilities of a qualified legal compliance committee pursuant to Section 307 of the Sarbanes Oxley Act of 2002 and the rules promulgated there under and (iii) perform such other duties as may be assigned to it, from time to time, by the Board.
The scope of the Committee’s responsibilities and its structure, process and membership requirements are set forth in this charter (the “Charter”), which has been adopted and approved by the Board and may be amended by the Board from time to time in compliance with applicable laws, rules and regulations.
Membership
The Company’s Audit Committee shall serve as the Qualified Legal Compliance Committee.
Procedures
The Committee shall adopt written procedures for the confidential receipt, retention and consideration of any oral or written reports received by the Committee. The Committee shall have the authority to establish other rules and operating procedures in order to fulfill its obligations under this Charter and under applicable law, rules and regulations. The Chairman of the Committee shall call a meeting of the Committee whenever circumstances warrant.
Authority and Responsibilities
The Committee shall have the following authority and responsibilities in respect of reports of evidence of a material violation:
a. The Committee shall inform the Company’s SEC Attorney and Chief Executive Officer of any report of evidence of a material violation.
b. The Committee shall determine whether an investigation is necessary regarding any such report.

c. If the Committee has determined that an investigation is necessary, the Committee shall: (i) notify the Board of Directors, (ii) initiate an investigation to be conducted either by the Company’s SEC Attorney or by an outside attorney retained by the Committee and (iii) retain such additional expert personnel as the Committee deems necessary.
d. At the conclusion of an investigation, the Committee shall: (i) recommend, by majority vote, that the Company implement an appropriate response and (ii) inform the Company’s SEC Attorney, the Chief Executive Officer and the Board of the results of the investigation and the appropriate remedial measures that it recommends to be adopted.
2. The Committee has the authority and responsibility to act, by majority vote, to take all other appropriate action, including the authority to notify the Securities and Exchange Commission in the event that the Company fails in any material respect to implement an appropriate response that the Committee has recommended to the Company.
3. The Committee shall report to the Board on a regular basis regarding the matters that it oversees.
QUALIFIED LEGAL COMPLIANCE COMMITTEE PROCEDURES
Any attorney of Bank of Commerce Holdings (the “Company”) may submit a report (a “Report”) of evidence of a material violation of applicable U.S. federal or state securities law, material breach of a fiduciary duty under U.S. federal or state law or a similar material violation by the Company or by any officer, director, employee or agent of the Company to the Qualified Legal Compliance Committee (the “Committee”).
In order to facilitate the Committee’s confidential receipt, retention, and consideration of Reports, the Committee has established the following procedures:
1. The Committee shall send a written acknowledgement of receipt of each oral or written report to the sender. The Committee shall maintain confidentiality in its activities to the maximum extent possible consistent with performing a full and fair investigation.
2. The Committee shall take appropriate measures so that, to the maximum extent possible, the Company’s legal privileges are protected in connection with the Committee’s activities, consistent with the Committee’s obligations. The Committee shall maintain all documents received or reviewed by it in accordance with the Company’s document retention policy.
3. The Committee shall notify the Company’s Chief Executive Officer and SEC Attorney promptly upon receipt of a Report.
4. The Chair of the Committee shall convene a meeting of the full Committee as often as deemed necessary or desirable and, in any case, promptly upon receipt of a Report.
5. The Committee shall keep minutes of each of its meetings.
6. The Committee shall review each Report and determine whether an investigation is necessary or desirable in connection with the matters addressed in such Report.
7. The Committee may consult with appropriate officers of the Company, or retain outside attorneys or experts in connection with its determination as to whether to commence an investigation in connection with a Report. The Committee may rely on the advice of counsel as to whether further investigation is required.

If the Company does not have a chief legal officer at the time of any report, the Committee may consult with, and rely on the advice of, the Company’s SEC Attorney.
8. If the Committee has determined that further investigation is necessary or desirable in connection with a Report, the Committee shall: (i) notify the Company’s Board of Directors, (ii) initiate an investigation, (iii) determine who shall conduct such investigation, and (iv) retain such outside attorneys and expert personnel as the Committee deems necessary.
9. The Committee shall have the authority to enter into engagement letters, as appropriate, with outside attorneys and experts retained by it.
10. At the conclusion of an investigation, the Committee shall: (i) recommend, by majority vote, that the Company implement an appropriate response, if any, and (ii) inform the Chief Executive Officer, the Company’s SEC Attorney and the Board of Directors of the results of the investigation and the appropriate remedial measures, if any, that it recommends to be adopted.
11. The Committee shall take appropriate action to determine whether the Company has implemented an appropriate response to a Report, as recommended by the Committee, and, if not, shall determine what, if any, additional action should be taken.
12. The Committee shall retain a log of all Reports, tracking their receipt, investigation and resolution and shall periodically report on these matters to the Board of Directors.

Appendix B
Bank of Commerce Holdings
Nominating and Corporate Governance Committee Charter
Committee mission statement
The Committee acts on behalf of the RBC Board of Directors in the best interests of the Corporation and its shareholders with regard to the identification of individuals qualified to become Board members, selecting or recommending to the Board that the Board select the director nominees, including for the next annual meeting of shareholders, and providing guidance on board and corporate governance issues including recommending to the Board corporate governance guidelines applicable to the Corporation.
Organization
Members of the Committee are appointed by and serve at the pleasure of the Board of Directors. The members of the Nominating and Corporate Governance Committee shall be “independent” directors as determined in accordance with the laws, rules and regulations of the NASDAQ stock exchange and shall also comply with and satisfy all other applicable laws, rules, regulations and requirements. The Chairman of the Nominating and Corporate Governance Committee shall be elected annually by the Board of Directors.
The Committee shall conduct and review with the Board of Directors annually an evaluation of the committee’s performance with respect to the requirements of this Nominating and Corporate Governance Charter.
The Committee shall have sole authority to employ professional advisers in fulfilling its duties. Advisers include, but are not limited to, search professionals, compensation consultants, and attorneys. The Committee shall have sole authority to approve fees, establish retention terms, and terminate such advisers.
Purpose
The purpose of the Nominating and Corporate Governance Committee is to 1) identify individuals qualified to serve on the Board of Directors and to recommend that the Board of Directors select director nominees to be considered at the Company’s next annual meeting of shareholders or to be appointed by the Board of Directors to fill an existing or newly created vacancy on the Board of Directors, 2) identify members of the Board of Directors to serve on each board committee and to serve as chairman thereof and recommend each such member and chairman to the Board of Directors, 3) develop and revise as appropriate Corporate Governance Guidelines applicable to the Company and recommend such guidelines to the Board of Directors, 4) oversee management’s annual assessment of, and report on, the company’s internal control over financial reporting, 5) oversee the evaluation by the Board of Directors of itself and its committees, 6) identify individuals to serve as executive officers of the Company and recommend such individuals to the Board of Directors and 6) review with the Chief Executive Officer matters of management succession.
Meetings
The Nominating and Corporate Governance Committee shall meet as often as it deems necessary or appropriate to carry out its responsibilities, no less than annually, and may, in its sole discretion, form and delegate authority to subcommittees (comprised only of Nominating and Corporate Governance Committee members) in furtherance of such responsibilities. Meetings of the Nominating and Corporate Governance Committee shall be called by the Chairman of the Nominating and Corporate Governance Committee or the Chairman of the Board.

All such meetings shall be held pursuant to the by-laws of the Company with regard to notice and waiver thereof, and written minutes of each such meeting shall be duly filed in the Company’s records.
Powers and Responsibilities
The Nominating and Corporate Governance Committee shall:
1.	Actively seek to identify individuals qualified to serve on the Board of Directors and to recommend that the Board of Directors select director nominees to be considered for election at the Company’s next annual meeting of shareholders or to be appointed by the Board of Directors to fill an existing or newly created vacancy on the Board of Directors in accordance with Board membership criteria set forth in the Company’s corporate governance guidelines. The Committee shall also consider written proposals for director nominees received from shareholders in accordance with the Company’s corporate governance guidelines and by-laws.
2.	The Committee shall develop specific criteria to define what minimum qualifications are required to serve on the Board of Directors.
3.	Identify qualified members of the Board of Directors to serve on each board committee and to serve as chairman thereof and recommend each such member and chairman to the Board of Directors. In addition, the Nominating and Corporate Governance Committee may designate a member of such committee to attend the meetings of any other Board committee ex-officio with the concurrence of the chairman of such other committee.
4.	Develop corporate governance guidelines applicable to the Company and recommend such guidelines or revisions of such guidelines to the Board of Directors. All guidelines shall be reviewed at least annually.
5.	Review at least annually, the nominating and corporate governance charter and executive compensation charter of the Board of Directors and, when necessary or appropriate, recommend changes in such charters to the Board of Directors.
6.  Conduct the annual peer review of the Board of Directors, itself, and its committees.
7.  Review with the Chief Executive Officer matters relating to management succession.
8.	Identify individuals to serve as executive or corporate officers of the Company and recommend such individuals to the Board of Directors.
9.	Monitor the development of best practices regarding corporate governance and take a leadership role in shaping the corporate governance of the Company.

Appendix C
Bank of Commerce Holdings
Executive Compensation Committee Charter
General
The Executive Compensation Committee (the “Committee”) shall be appointed by the Board of Directors (the “Board”) of Bank of Commerce Holdings. (the “Company”). The primary function of the Committee is to discharge the responsibilities of the Board relating to compensation of the Company’s Executive Officers (i.e. CEO, COO and CFO) and directors who are not employees of the Company, and, in connection with the Company’s benefits plans (e.g., stock option and bonus plans). The Committee shall have all authority necessary to fulfill the duties and responsibilities assigned to the Committee in this Charter or otherwise assigned to it by the Board.
Composition and Delegation
The Committee shall be composed of at least three members. Each member of the Committee shall be a member of the Board and shall (i) meet the independence requirements established by the Board and applicable laws, regulations and listing requirements, (ii) be a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, and (iii) be an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code. The members of the Committee shall be appointed annually by the Board or as necessary to fill vacancies in the interim. The Board shall designate one of the Committee members as Chairperson. The Board may remove any member from the Committee at any time with or without cause. The Committee, when appropriate, may form and delegate authority to subcommittees and, to the extent permitted by applicable law, regulations and listing standards, may delegate authority to one or more designated members of the Committee, the Board or Company officers.
The Committee shall have the sole authority to engage or terminate any outside consultant that is retained to assist the Committee in the evaluation of Executive Officers’ and directors’ compensation, including the sole authority to approve fees and other retention terms. As the Committee deems appropriate, it may also retain independent counsel and other professionals to assist the Committee without seeking Board approval with respect to the selection, fees or retention terms for any such advisers.
Duties and Responsibilities
Compensation Philosophy and Goal
•	Develop the Company’s executive compensation philosophy and establish and semi-annually review and approve policies regarding executive compensation programs and practices.
CEO and Executive Officer Compensation
•	Review, solicit input from the entire Board and approve corporate goals and objectives relevant to the Chief Executive Officer’s compensation and, at a meeting at which the Chief Executive Officer is not present, evaluate the Chief Executive Officer’s performance in light of those goals and objectives and determine the Chief Executive Officer’s compensation based on this evaluation. In determining the long-term incentive component of Chief Executive Officer compensation; the Committee will consider the Company’s performance and relative shareholder return, the value of similar incentive awards to chief executive officers at comparable companies, the awards given to the Chief Executive Officer in past years and any other factors that the Committee deems relevant.
•	Review the Chief Executive Officer’s recommendations, if any, and determine annual compensation for the Company’s other Executives and Officers.

•	Establish and administer annual and long-term incentive compensation plans for Executive Officers.

•	Recommend to the Board for its approval and, when appropriate, submission to the Company’s shareholders, incentive compensation plans and equity-based plans.

•	Recommend to the Board for its approval changes to Executive Officer compensation policies and programs.

•	Review and approve all Executive Officer employment, compensation and retirement arrangements.

•	Determine procedures for Board review of, and for communicating such review to, the Chief Executive Officer and other senior management.

•	The Compensation Committee will present compensation recommendations to the Board of Directors and the Board of Directors will vote to either accept or reject compensation recommendations.

•	To take such actions as are required to ensure Company compliance with the provisions of the Capital Purchase Program and the American Relief and Recovery Act (“ARRA”).
Board Compensation
•	Periodically review director compensation practices in relation to comparable companies.

•	Recommend to Board, as appropriate, revisions to director compensation practices.
General Compensation and Benefits Matters
•	Consult periodically with the Chief Executive Officer and the regarding compensation and benefit matters deemed appropriate by them or the members of the Committee.

•	Provide oversight regarding the Company’s retirement, welfare and other benefit plans, policies and arrangements on an as-needed basis.
Tax-Qualified & Nonqualified Benefit Plans
•	Recommend to the Board for Board action (i) all Internal Revenue Service tax-qualified retirement plans and all plan amendments that are non-administrative in nature and (ii) all nonqualified benefit plans and all plan amendments that are non-administrative in nature.

•	Approve and recommend to the Board for its action: the designation of the trustee and the execution of trust agreements for any such plan of plans; the termination, merger or consolidation of any such plan or plans; and the extension of plan participation to employees of affiliates or subsidiaries.

•	Periodically review plan administration, participation and regulatory compliance of nonqualified plans.
Reports
•	Prepare the report on executive compensation required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.
Meetings
In accordance with the applicable provisions of the Company’s bylaws, as amended from time to time, the Committee shall meet at such times and places, as the members deem advisable, and shall make such recommendations to the Board as the Committee considers appropriate. When appropriate, the Committee may meet in separate executive session with management, employees, general counsel, internal audit and the independent auditor to discuss matters that the Committee or the other groups believe warrant Committee attention. At each meeting of the Committee, an executive session of only the Committee members shall be held.

Name	Bank of Commerce Holdings
Address 1	2009 Annual Meeting of Shareholders
Address 2	Tuesday, May 12, 2009 at 5:15 p.m.
City, State Zip	Lobby of Redding Bank of Commerce
1951 Churn Creek Road
Redding, California 96002
# of Shares:

ANNUAL MEETING PROXY CARD
This proxy when properly executed will be voted in the manner, directed by the undersigned shareholder. If no direction is made, this proxy will be voted for all nominees listed under Item 1 and in favor of Item 2.

☐ Please mark this box with an “X” if you plan to attend the Annual Shareholder Meeting
The Board of Directors recommends a vote FOR Items 1, and 2 below.

		FOR	WITHHOLD

Orin N. Bennett	(01)	☐	☐

Dave Bonuccelli	(02)	☐	☐

Gary Burks	(03)	☐	☐

Russell L. Duclos	(04)	☐	☐

Kenneth R. Gifford, Jr.	(05)	☐	☐

Jon Halfhide	(06)	☐	☐

Patrick J. Moty	(07)	☐	☐

David H. Scott	(08)	☐	☐

Lyle L. Tullis	(09)	☐	☐

Proposal 2
The Board of Directors recommends a vote FOR the amendment and restatement of the Corporate Bylaws to establish directors seats in a range of not less than seven (7) and not more than thirteen (13) until changed by amendment.

FOR	AGAINST	ABSTAIN
☐	☐	☐
Proposal 3
The Board of Directors recommends a vote FOR the ratification of the appointment of Moss Adams, LLP as the Company’s independent registered public accounting firm for 2008

FOR	AGAINST	ABSTAIN
☐	☐	☐
Proposal 4
The Board of Directors recommends a vote FOR the adoption of the non-binding advisory resolution approving the compensation of the named executive officers.

FOR	AGAINST	ABSTAIN
☐	☐	☐
This proxy is solicited on behalf of the Board of Directors.
You, the undersigned stockholder, appoint each Kenneth R. Gifford, Jr. Chairman of the Board and Patrick J. Moty, President and CEO your attorney and proxy, with full power of substitution, on your behalf and with all powers you would possess if personally present, to vote all shares of Bank of Commerce Holdings Common Stock that you would be entitled to vote at the Annual Meeting of Shareholders to be held at 1951 Churn Creek Road, Redding, California on Tuesday, May 12, 2009 at 5:15 p.m.
The shares represented by this proxy will be voted as instructed by you and in the discretion of the proxies on other matters. If not otherwise specified, shares will be voted in accordance with the recommendations of the Board of Directors.

Signature 1	Signature 2

Date:

PROXY VOTING INSTRUCTIONS
Please sign on the reverse side and return promptly in the enclosed envelope or vote by telephone.
TELEPHONE VOTING INSTRUCTIONS
TO VOTE BY PHONE: Call toll-free 1-800-840-1208 on touch-tone telephone 24-hours a day 7 days a week.
There is NO CHARGE to you for this call. — Have your proxy card in hand.
You will be asked to enter a Control Number, which is located in the box in the lower right hand corner of this form.

Option 1: To vote as the Board of Directors recommends on ALL proposals. Press 1.

Proposal 1 — To vote FOR ALL Nominees, Press 1; to WITHHOLD FOR ALL nominees, press 9, to WITHHOLD FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions.
When asked, please confirm by pressing 1.
The instructions are the same for all remaining proposals.
NOTE: If you vote by telephone or internet, THERE IS NO NEED TO MAIL BACK your Proxy Card.